As filed with the Securities and Exchange Commission on May 26, 2006

Registration No. 333-133447

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

Amendment No. 2 to
FORM S-1

______________

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CROSSFIRE CAPITAL CORPORATION

(Exact Name of Registrant as Specified In Its Charter)

Delaware	6770	20-4641043
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

950 Third Avenue, Suite 2500

New York, NY 10022

(212) 758-4313

(Address, Including Zip Code, Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

Martin Oliner

President

Crossfire Capital Corporation

950 Third Avenue, Suite 2500

New York, NY 10022

(212) 758-4313

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Guy P. Lander, Esq.	Jay M. Kaplowitz, Esq.
Davies Ward Phillips & Vineberg LLP	Gersten Savage LLP
625 Madison Avenue	600 Lexington Avenue
New York, NY 10022	New York, NY 10022
(212) 588-5500	(212) 752-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

______________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

______________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MAY 26, 2006

$60,000,000

CROSSFIRE CAPITAL CORPORATION

10,000,000 Units

Crossfire Capital Corporation is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business. We do not have any specific business combination under consideration and we have not had any preliminary contacts or discussions with any prospective target business for a business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry or geographical location although we intend initially to focus our efforts on companies that need to be reorganized or restructured and that are in one or more of the following areas: insurance, real estate, companies with international operations, or other companies where we see opportunities to realize value for our shareholders, possibly through a reorganization, bankruptcy or informal work-out.

This is an initial public offering of our securities. Each unit that we are offering consists of:

•

one share of our common stock; and

•

two warrants.

Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination and                      , 2007 (the first anniversary of the date of this prospectus), and will expire on                      , 2011 (the fifth anniversary of the date of this prospectus) or earlier upon redemption.

We have granted the representative of the underwriters a 45-day option to purchase 1,500,000 additional units solely to cover over-allotments, if any (over and above the 10,000,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Ferris, Baker Watts, Incorporated, the representative of the underwriters, for $100.00, as additional compensation, an option to purchase up to a total of 500,000 units (5% of the total number of units sold in the offering, excluding any units sold to cover over-allotments, if any) at a per-unit offering price of $7.50 (125% of the price of the units sold in the offering). The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise pric e of the warrants included in the units sold in the offering). The purchase option and its underlying securities have been registered under the registration statement for this prospectus.

Our President and CEO, Martin Oliner, has agreed to purchase an aggregate of 2,000,000 warrants at a price of $0.65 per warrant ($1,300,000 in the aggregate) in a warrant placement that will occur on the date of this prospectus. Such warrants will be identical to the warrants in this offering. Mr. Oliner will not have any right to any liquidation distributions with respect to the shares underlying such private placement warrants in the event we fail to consummate a business combination. The shares underlying such warrants may not be sold, assigned or transferred until we consummate a business combination.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol “        ” on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately beginning on the 90th day after the date of this prospectus unless Ferris, Baker Watts, Incorporated determines that an earlier date is acceptable, provided we have filed with the SEC a current report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the overallotment option, if such option is exercised prior to the filing of the Form 8-K. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Excha nge under the symbols “        ” and “        ”, respectively. We cannot assure you, however, that any of such securities will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)(2)	Proceeds, Before Expenses
Per unit	$6.00	$0.435	$5.565
Total	$60,000,000	$4,350,000	$55,650,000

——————

(1)

Includes a non-accountable expense allowance in the amount of 2.25% of the gross proceeds other than from exercise of the over-allotment option, or $0.135 per Unit ($1,350,000 in total) payable to Ferris, Baker Watts, Incorporated, the representative of the Underwriters.

(2)

Ferris, Baker Watts, Incorporated has agreed to deposit 2.25% ($0.135 per Unit) of the gross proceeds attributable to the underwriters’ non-accountable expense allowance into the trust account until the earlier of the completion of a business combination or the liquidation of the trust account. They have further agreed to forfeit any rights to or claims against any such proceeds unless we successfully complete any such business combination.

Of the proceeds we receive from this offering, $57,750,000 ($5.775 per unit) will be deposited into a trust account at Lehman Brothers Inc. maintained by American Stock Transfer and Trust Company acting as trustee. This amount includes up to $1,350,000 ($0.135 per unit) which will be paid to the underwriters if a business combination is consummated, but which will be forfeited by the underwriters if a business combination is not consummated. This amount also includes net proceeds of $1,300,000 from the 2,000,000 warrants being purchased in a warrant placement in conjunction with this offering by Mr. Oliner, which he has agreed to forfeit if a business combination is not consummated. As a result, our public stockholders will receive approximately $5.775 per unit (approximately 96.25% of the initial purchase price of the units) (plus interest earned but net of $1,500,000 in working capital ($1,725,000 if the underwriters’ over-allotment option is exercised in full) and taxes) in the event of a liquidation of our company prior to consummation of a business combination.

We are offering the units for sale on a firm commitment basis. Ferris, Baker Watts, Incorporated, acting as the representative of the underwriters, expects to deliver our securities to investors in the offering on or about ___, 2006.

Ferris, Baker Watts Incorporated	Ladenburg Thalmann & Co. Inc.

The date of this prospectus is                          , 2006

i

PROSPECTUS SUMMARY

This summary highlights material information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to Crossfire Capital Corporation. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option or the purchase option.

We are a blank check company organized under the laws of the State of Delaware on March 31, 2006. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business. We do not have any specific business combination under consideration, and we have not had any preliminary contacts or discussions with any target business regarding a business combination. No person or entity either representing us or affiliated with us has taken any indirect or direct measures to search for or locate a target business. Our efforts in identifying a prospective target business will not be limited to a particular industry or geographical location. We intend to initially focus our efforts on companies that need to be reorganized or restructured, including companies that have been “orphaned” by large corporate entities, institutional investors and/or the capita l markets such as non-core divisions of larger companies; companies underperforming for strategic or operational reasons; businesses operating in industries undergoing cyclical or regulatory changes; and turnarounds of companies experiencing financial distress or liquidity constraints. We will consider distressed companies and other companies where we see opportunities to realize value for our shareholders, possibly through a reorganization, bankruptcy or informal work-out.

To date, our efforts have been limited to organizational activities and activities related to this offering.

While we may consider a business combination with distressed companies in any industry, we prefer to consider industries in which our management team has extensive experience, namely:

Insurance: We may consider reorganizing and restructuring a life, property or casualty insurance company. Our management has significant experience working with state insurance commissioners in the rehabilitation of insurance companies. We may also consider a business combination with a healthy insurance company that would benefit from new management.

Real Estate: We may consider a business combination with any company that owns or manages real estate, in the United States or abroad and would benefit from additional management or is experiencing operational or management difficulties for any reason.

International Operations: We may consider reorganizing or restructuring any domestic or foreign company that has international operations, interests or dealings in any industry, including, by way of example, manufacturing and financial services.

Our management team is experienced in sourcing, structuring, financing and consummating business combinations. Through our management team and directors, we believe that we have extensive contacts and sources, including private equity and venture capital funds, public and private companies, investment bankers, attorneys and accountants, from which to generate acquisition opportunities. Our management team intends to use its contacts and transaction experience to find, identify and evaluate potential target companies as well as to maintain and build on the relationships that they have developed through their years of experience in private equity and finance in order to find, identify and evaluate potential target companies.

Our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets at the time of such acquisition.

Our executive offices are located at 950 Third Avenue, Suite 2500, New York, NY 10022 and our telephone number is (212) 758-4313.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Unless we tell you otherwise, the term “business combination” as used in this prospectus means an acquisition of an operating business through a merger, capital stock exchange, asset acquisition or other similar business combination. In addition, unless we tell you otherwise, the term “existing stockholder” as used in this prospectus refers to those persons who held shares of our common stock prior to the date of this prospectus. Further, unless we tell you otherwise, the term “public stockholder” as used in this prospectus refers to those persons who purchase the securities offered by this prospectus and any of our existing stockholders who purchase these securities either in this offering or afterwards, provided that our existing stockholders’ status as “public stockholders” shall only exist with respect to those securities so purchased. Unless the context indicates otherwise, certain numbers in this prospectus have been rounded and, therefore, are approximate.

Warrant Placement

Martin Oliner, our President and CEO, is purchasing from us 2,000,000 warrants at $0.65 per warrant in a warrant placement that will occur on the date of this prospectus. The warrants and shares of common stock issuable upon exercise of the warrants have been registered under the registration statement of which this prospectus forms a part. Mr. Oliner has agreed not to transfer the warrants and the shares of common stock underlying the warrants until after we complete a business combination.

THE OFFERING

Securities offered	10,000,000 units, at $6.00 per unit, each unit consisting of:
• one share of common stock; and
• two warrants

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately beginning on the 90th day after the date of this prospectus unless Ferris, Baker Watts, Incorporated determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities market and for small capitalization companies in general, and the trading pattern of and demand for our securities in particular. In no event will Ferris, Baker Watts, Incorporated allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet shortly after the consummation of t his offering. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Ferris, Baker Watts, Incorporated has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Common Stock:

Number outstanding before this offering	2,500,000 shares

Number to be outstanding after this offering	12,500,000 shares

Warrants:

Number outstanding before this offering and the warrant placement	None

Number to be outstanding after this offering and the warrant placement	22,000,000 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$5.00

Exercise period	The warrants will become exercisable on the later of: (i) the completion of a business combination or (ii) one year from the date of this prospectus.

The warrants will expire at 5:00 p.m., New York City local time, on ________, 2011 (the fifth anniversary of the date of this prospectus) or earlier upon redemption.

Redemption	We may redeem the outstanding warrants (including warrants held by Ferris, Baker Watts, Incorporated):

• in whole and not in part;
• at a price of $.01 per warrant;
• at any time after the warrants become exercisable;
• upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30-trading-day period ending three business days before we send the notice of redemption to warrant holders.

We have established our redemption criteria to provide warrant holders with a premium to the initial warrant exercise price as well as a reasonable cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied, we may call the warrants and each warrant holder will be entitled to exercise his or her warrants prior to the date scheduled for redemption. There can be no assurance, however, that the price of the common stock will exceed $8.50 or the warrant exercise price after the redemption call is made.

Proposed American Stock Exchange symbols for our:	Units: “XFC.U”
Common Stock: “XFC”
Warrants: “XFC.WS”

Offering proceeds to be held in trust

$57,750,000 of the proceeds of this offering (approximately $5.775 per unit) will be placed in a trust account at Lehman Brothers Inc. maintained by American Stock Transfer and Trust Company, as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds consist of $55,100,000 payable to us from the net proceeds of this offering, $1,350,000 of the proceeds attributable to the underwriters’ non-accountable expense allowance and the $1,300,000 from the placement of the warrants. These proceeds will not be released until the earlier of (i) the completion of a business combination on the terms described in this prospectus and (ii) our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses that we may incur re lated to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from the interest earned by the principal in the trust account up to an aggregate of $1,500,000 ($1,725,000 if the underwriters’ over-allotment option is exercised in full). The $1,350,000 of the proceeds attributable to the underwriters’ non-accountable expense allowance that will be held in the trust will be released to the underwriters upon the consummation of a business combination on the terms

Offering proceeds to be held in trust – (continued)	described in this prospectus or to our public stockholders upon our liquidation and will in no event be available for use by us.

Currently, we do not intend to use any material portion of the interest available to us as working capital to make a deposit or fund a “no-shop, standstill” provision with respect to a prospective business combination. Nevertheless, if we elect to make such a deposit or fund such a provision, it may materially impair our ability to search for and locate a suitable target business or complete a business combination. Depending on the size of such payment and the amount of funds already expended for due diligence and related expenses, our forfeiture of such payment, whether as a result of our breach or otherwise, may result in our not having sufficient funds to continue searching for or conducting due diligence with respect to a target business. If we expend the proceeds not held in trust from this offering, management is not obligated to advance us any additional funds. Without additional financing after expending such proceeds not held in trust, we may be unable to complete a business combination.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account after consummation of a business transaction.

Prior to the consummation of a business combination, there will be no fees, reimbursements or cash payments made to our existing stockholders, officers and directors other than:

• Repayment of up to $325,000 in advances made by Martin Oliner for working capital, and, if necessary, offering expenses;
• Payment of up to $7,500 per month to FL Administration Inc. for office space and administrative and other expenses; and
• Reimbursement for any reasonable expenses incident to the offering and finding a suitable business combination.
Public stockholders must approve business combination

We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering, as well as any shares of common stock acquired in connection with or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination

Public stockholders must approve business combination – (continued)

and (ii) public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination, and such public stockholders exercise their conversion rights described below.

Conversion rights for stockholders

Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account, (approximately $5.775 per share) plus any interest earned on their portion of the trust account, net of working capital (which shall not exceed $1,500,000, or $1,725,000 if the underwriters’ over-allotment option is exercised in full) and taxes, if the business combination is approved and completed. The pro rata share of the trust account includes the pro rata share of the $1,350,000 attributable to the underwriters’ deferred non-accountable expense allowance and the $1,300,000 attributable to the proceeds of the warrant placement. In order for a business combination to be approved a majority of the shares of common stock voted by the public stockholders would need to vote in favor of the combination and our existing stockholders, as described above, would be required to vote their shares in accordance with the vote of the majority to approve the business combination. Accordingly, since they cannot vote against the business combination, our existing stockholders would not be entitled to exercise conversion rights with respect to the stock they own. To exercise this conversion right, the public stockholders must make an affirmative election. Voting against a business combination does not automatically trigger the conversion right. Shares of public stockholders will be converted to cash only if public shareholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights. In addition, public stockholders who convert their shares of stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

Liquidation if no business combination

We will dissolve and promptly distribute only to our public stockholders (and not any of our existing stockholders) the amount in our trust account, including the $1,350,000 attributable to the underwriters’ deferred non-accountable expense allowance and the $1,300,000 from the proceeds of the warrant placement, plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not been consummated within such 18 month period). Agreements with our existing stockholders do not permit them to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to those shares of common stock acquired by them prior to this offering and with respect to the shares underlying the warrants that Mr. Oliner is purchasing in the warrant placement. However, they may participate in any

Liquidation if no business combination – (continued)

liquidation distribution with respect to any shares of common stock they acquire in or following this offering. There will be no distribution from our trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation.

Escrow of management shares

On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by American Stock Transfer and Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be transferable during the escrow period and will not be released from escrow until six months after the consummation of a business combination.

Risks

In making your decision on whether to invest in our securities, you should take into account not only (1) the backgrounds of our management team in restructurings and mergers and acquisitions, which are described in the section entitled “Management” appearing elsewhere in this prospectus and (2) the nature of our proposed business, which is described in the section entitled “Proposed Business” appearing elsewhere in this prospectus, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 8 of this prospectus.

Except as otherwise indicated, all information in this prospectus assumes:

•

an initial public offering price of $6.00 per Unit;

•

that the total public offering price of the Units set forth on the cover of this prospectus does not exceed $60 million; and

•

no exercise of the underwriters’ over-allotment option.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	April 7, 2006
Balance Sheet Data:	Actual	As Adjusted(1)
Working capital	$(17,624)	$59,124,376
Total assets	242,000	59,274,376
Total liabilities	217,624	150,000
Value of common stock that may be converted to cash(2) ($5.775 per share)	—	11,544,225
Stockholders’ equity	24,376	47,580,151

——————

(1)

Excludes the $100 purchase price of the purchase option payable by Ferris, Baker Watts, Incorporated.

(2)

If the business combination is approved and completed, public stockholders who voted against the combination will be entitled to redeem their stock for approximately $5.775 per share, which amount represents approximately 96.25% of the net proceeds of the offering and the warrant placement deposited in the trust account, and $0.135 per share representing the underwriters’ non-accountable expense allowance, which the underwriters have agreed to deposit into the trust account and to forfeit to pay redeeming stockholders, without taking into account interest earned on the trust account.

Working capital (deficiency) excludes $42,000 of costs related to this offering that were paid or accrued prior to April 7, 2006. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “As Adjusted” column.

The “as adjusted” information gives effect to the sale of the units in this offering, and the sale of the warrants in the warrant placement, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.

The working capital (as adjusted) and total assets (as adjusted) amounts include the $57,750,000 being held in the trust account, which will be available to us only in connection with the consummation of a business combination within the time period described in this prospectus. The underwriters have agreed to defer $1,350,000, or 2.25%, of the proceeds attributable to their non-accountable expense allowance until the consummation of a business combination. Upon the consummation of a business combination, we will pay such deferred non-accountable expense allowance to the underwriters out of the proceeds of this offering held in trust. If a business combination is not so consummated, we will be dissolved, and the proceeds held in the trust account will be distributed solely to our public stockholders.

Our certificate of incorporation prohibits us from proceeding with a business combination if public stockholders owning 20% or more of the shares sold in this offering first vote against the business combination and then subsequently exercise their conversion rights. Accordingly, if public stockholders owning a majority of the shares sold in this offering approved a business combination, we may effect a business combination if public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 10,000,000 shares of common stock sold in this offering, or 1,999,000 shares of common stock, at an initial per-share conversion price of $5.775, without taking into account interest earned on the trust account if we choose to pursue the business combination, and such business combination is completed. The actual per-shar e conversion price will be equal to:

•

the amount in the trust account, including any interest not distributed to us for working capital or paid or accrued for taxes, as of two business days prior to the proposed consummation of the business combination; divided by

•

the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objectives.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business as described in this prospectus. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination. We cannot assure you as to when or if a business combination will occur.

If we are unable to complete a business combination and are forced to liquidate and distribute the trust account, our public stockholders will receive less than $6.00 per share upon distribution of the trust account and our warrants will expire worthless.

If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation distribution will be less than the $6.00 offering price because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section appearing elsewhere in this prospectus entitled “Proposed Business — Effecting a business combination — Liquidation if no business combination.”

Under Delaware law, the requirements and restrictions relative to this offering contained in our articles of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our articles of incorporation set forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our articles of incorporation provide, among other things, that:

•

prior to the consummation of our initial business combination, we shall submit such business combination to our stockholders for approval;

•

we may consummate our initial business combination if: (i) approved by a majority of the shares of common stock voted by the public stockholders (i.e., holders of shares sold in this offering), and (ii) public stockholders owning less than 20% of the shares purchased by the public stockholders in this offering exercise their conversion rights;

•

if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account;

•

if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share of the trust account; and

•

we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value either individually or collectively, is equal to at least 80% of our net assets at the time of such business combination.

While under Delaware law articles of incorporation may be amended by a corporation after a resolution of directors and shareholder approval, our articles of incorporation prohibit the amendment of the above-described provisions. However, the validity of provisions prohibiting amendment of the articles of incorporation under Delaware law has not been settled. A court could conclude that the prohibition on amendment violates the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any actions to waive or amend any of these provisions.

Since we have not yet selected any target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of any particular target business’ operations or the industry or business in which we may ultimately operate.

Although we intend to focus on acquiring an operating business in the real estate, insurance or international sectors, we may acquire a company operating in any industry we choose. Additionally, we have not yet selected or approached any prospective target business. Accordingly, there is no reliable basis for you to currently evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target busi ness, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our securities will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of target businesses, see the section appearing elsewhere in this prospectus entitled “Proposed Business — Effecting a business combination — We have not selected or approached any target business.”

We may have significant difficulties achieving successful results with certain types of target companies.

We may consider acquiring target businesses in particular industries or that possess particular attributes that may make the success of our investment more uncertain. Specifically, we may consider companies with real estate operations, companies that need to be reorganized or restructured or companies that are publicly held. An investment in any of these types of companies will entail particular risks.

The values of real estate assets in the United States and elsewhere have historically been subject to high degrees of volatility, with periods of extreme highs and lows. Consequently, the timing of acquiring such assets, and companies that conduct real estate operations, can be critical to the success of the investment. Because of this, if we should acquire a company with real estate operations, our results of operations could be highly volatile and the risks of a substantial loss of our investment could be increased.

We may also consider acquiring companies that need to be reorganized or restructured, including companies that are in or close to bankruptcy. These companies often have depressed purchase prices, which may make them attractive acquisition candidates to us. However, companies that need to be reorganized or restructured can be expected to have operational and financial problems not present in healthier companies, which can make their business prospects less favorable and thus could substantially increase the risks of our investment.

Further, we may consider acquiring a publicly held company. Because such an acquisition would require the approval of the target company stockholders, completing the acquisition would be less certain, and could take substantially longer than an acquisition of a similar, privately held company. Additionally, the initial target business that we acquire must have a fair market value of at least 80% of our net assets at that time (not including the underwriters’ deferred non-accountable expense allowance). For publicly held companies, the purchase price we pay will be determined by the public trading price of the target’s outstanding equity shares. However, such trading price may not accurately reflect the actual value of the target company’s business, with the result that we may pay more for the target company than it is worth.

None of our officers or directors has ever been a principal of, or has ever been affiliated with, a company formed with a business purpose similar to ours.  As a result, they may be unable to successfully evaluate the profitability of a target business or complete an acquisition within the time frames required.

Our officers and directors have never served as officers or directors of a public company with the business purpose of raising funds to acquire an operating business. We may be unable to successfully evaluate the profitability of a target business or complete an acquisition within the time frame required resulting in a partial loss to investors’ initial investment. Accordingly, you may not be able to adequately evaluate their ability to successfully consummate a business combination.

Our officers and directors will allocate their time to other businesses thereby potentially causing conflicts of interest in their determination as to how much time to devote to our affairs, which could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. This could have a negative effect on our ability to consummate a business combination. We do not intend to have any full-time employees prior to the consummation of a business combination. Although our executive officers expect to devote substantial time to our business, they are engaged in several other business endeavors and are not obligated to contribute any specific number of hours to our affairs. If our executive officers’ or directors’ other business affairs require them to devote more substantial amounts of time to those other affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest of which you should be aware, see the section appearing elsewhere in this prospectus entitled “Management — Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

We may not be able to consummate a business combination within the required time frame, in which case we would be forced to liquidate.

We must complete a business combination with a fair market value of at least 80% of our net assets at the time of acquisition within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the related business combination has not yet been consummated within such 18-month period). If we fail to consummate a business combination within the required time period, we will be forced to liquidate our assets. We may not be able to find a suitable target business within the required time period. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under c onsideration, and we have not had any preliminary contacts or discussions with any target business regarding a business combination.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than is typically the case in the pricing of securities and the determination of aggregate proceeds for an operating company in a particular industry.

Prior to this offering, there has been no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the products of a negotiation between the underwriters and us. The factors that were considered in making these determinations included:

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the history and prospects of similarly structured “blank check” companies;

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the actual and proposed offerings of those companies, including the structure and size of the offerings;

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the general conditions of the securities markets at the time of the offering; and

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an assessment by management of the funds necessary to complete an acquisition in the intended sectors.

Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than is typically the case in the pricing of securities for an operating company in a particular industry, as is management’s estimate of the amount needed to fund our operations for the next 24 months since we have no historical operations or financial results. In addition, because we have neither identified nor been provided with the identity of any potential target businesses, management’s assessment of the financial requirements necessary to complete a business combination is also arbitrary. We have not engaged in any due diligence, evaluation, discussions (either formal or informal), negotiations or other similar activities with respect to a potential business combination. No affiliate or unrelated third party, to our knowledge, has taken any action described in the precedin g sentence that would lead to a business combination. Based on management’s experience in identifying and completing business acquisitions in a variety of industries, management concluded that the net proceeds of the offering would be sufficient to accomplish the acquisition of a business in the intended sectors. If management’s assessments prove to be inaccurate, then we may not have sufficient funds to operate and consummate a business combination, in which case we may be forced to liquidate.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that we have not yet identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering, and at such time will file a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, including an audited balance sheet demonstrating this fact, we believe that we are exempt from rules adopted by the SEC to protect investors in blank check companies, such as Rule 419 under the Securities Act of 1933, as amended. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business co mbination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section appearing elsewhere in this prospectus entitled “Proposed Business — Comparison to offerings of blank check companies.”

If third parties bring claims against us, the proceeds held in trust could be reduced and the per share liquidation price received by stockholders could be less than $5.775 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust fund. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would analyze the alternatives available to us if we chose not to engage such third party and would determine whether such engagement would nevertheless be in the best interest of our stockholders. Examples of possible instances where we may engage a third party that refused to execute a waiver inc lude the engagement of a consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or where management is unable to find any service provider willing to provide the waiver. In any event, our management would analyze the alternatives available to us, and we would only enter into an agreement with a third party that did not execute a waiver only if management believed that such third party’s engagement would be significantly more beneficial to us than any reasonable alternative. If we engage a third party that refuses to execute such a waiver, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders, thus potentially reducing the per-share liquidation price to less than $5.775 plus interest. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Martin Oliner has agreed to indemnify us against any claims by any vendor, prospective target businesses or other entities with which we may contract that would reduce the amount of funds held in the trust, which means that the relevant claim cannot be satisfied out of the interest on the proceeds of the offering available to us as working capital and that the claim would reduce the amount of the funds in the trust. However, we cannot assure you that Mr. Oliner will be able to satisfy those obligations. We sought to confirm that Mr. Oliner has sufficient sources to satisfy his obligations by reviewing his ownership in other private companies, and based on such review, we believe that Mr. Oliner has access to sufficient financial resources if he is required to satisfy those obligations. In addition, such third party claims may result in the per share conversion price received by stockholders who vote against a business combination and elect to convert their shares into cash being less than $5.775 per share.

Stockholders may be held liable for claims by third parties against the corporation to the extent of distributions received by them in a dissolution.

If we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement is executed within 18 months after the consummation of this offering and the business combination relating thereto is not consummated within such 18-month period), we will dissolve. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures under section 281(b) intended to ensure that it adopts a plan of dissolution under which it (i) makes reasonable provision for all claims against it, (ii) makes such provision as will be reasonably likely to be sufficient to provide compensation for any claims against t he corporation which is the subject of a proceeding or action, and (iii) makes such provisions as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the corporation within ten years after the date of dissolution, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder. If reasonable provision for claims cannot be made out of funds generated by the interest on the trust account or otherwise are not paid by Mr. Oliner in accordance with his indemnification, such claims could reduce the amount immediately distributable in liquidation. Consequently, final liquidating distribution of amounts remaining after provision for claims could be delayed. We intend to comply with the procedures set forth in Section 281(b) of the Delaware Corporation Law. However, if we do not comply with those procedures, our stockholders co uld potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

We may issue shares of our capital stock to complete a business combination which would reduce the equity interest of our stockholders, could likely cause a change in control of our ownership and could adversely affect the price of our common stock.

Our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 66,500,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to Ferris, Baker Watts, Incorporated, the representative of the underwriters), and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock, preferred stock, debt securities or a combination of those securities, to complete a business combi nation.

The issuance of additional shares of our common stock or preferred stock:

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may significantly dilute the equity interest of investors in this offering;

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may subordinate the rights of holders of common stock if the preferred stock is issued with rights senior to those afforded to our common stock;

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could likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our common stock.

We may issue debt securities or otherwise incur debt to effect a business combination, which would subject us to risks associated with debtors.

We may issue debt securities or otherwise incur debt to effect a business combination which could result in:

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default and foreclosure on our assets if our operating revenues after a business combination were insufficient to service our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due, if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt security or the debt incurred is payable on demand;

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our inability to obtain additional financing, if necessary, if the debt security or the debt incurred contains covenants restricting our ability to obtain additional financing while such security is outstanding; and

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our dedicating a substantial part of our cash flow to pay principal and interest on our debt, which would reduce our funds available for dividends, working capital, working capital expenditures, acquisitions and other general corporate purposes.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. We may complete a business combination even if public stockholders holding up to 19.99% of shares issued in this offering vote against the transaction and exercise their conversion rights. Accordingly, if a business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust fund for possible payment upon such conversion, or we may need to arrange third-party financing to help fund the business combination in case a larger percentage of stockholders exercise their conversion rights than we expe cted. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or the business combination may be more highly leveraged than desirable. As a result, we may not be able to effectuate the most attractive business combination available to us.

Our current officers and directors may resign upon consummation of a business combination and we will have only limited ability to evaluate the management of the target business.

Our ability to successfully effect a business combination will be completely dependent upon the efforts of our key personnel. Upon consummation of a business combination, the role of our key personnel in the target business cannot presently be ascertained. Although it is possible that some of our key personnel will remain associated in various capacities with the target business following a business combination, they are not obligated to do so. We anticipate that our current management will continue to serve as directors or consultants after any acquisition, which may result in conflicts of interest. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see sections appearing elsewhere in this prospectus entitled “Management — Directors and Officers” and “Management — Conflicts of Interest.”

We will attempt to retain the management of the target business or we will recruit new management team members to join the target business. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of management will prove to be correct. We also cannot assure you that we will be able to retain the management of any target business or attract or retain competent new management personnel.

Our officers and directors may not have significant experience or knowledge of the industry of the target business.

We cannot assure you that our officers and directors will have experience or sufficient knowledge relating to the industry of the target business to accurately analyze and evaluate the target business or make an appropriate acquisition decision.

All of our officers and directors directly or indirectly own shares of our common stock that will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors directly or indirectly own stock in our company, but do not have a right to receive distributions upon our liquidation for those shares of common stock acquired by them prior to this offering. Our existing stockholders paid $0.01 per share for their 2,500,000 shares. Additionally, Martin Oliner is purchasing 2,000,000 warrants in a warrant placement in conjunction with this offering, but has waived his rights to liquidation distribution with respect to the shares underlying such warrants. The shares and any warrants owned by our officers and directors will be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors may influence them in identifying and selecting a target business and completing a business combination within the required time frame. Consequently, our officers and directors may have a conflict of interest when identifying and se lecting a suitable target business and determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

It is probable that we will only complete one business combination, which will cause us to be solely dependent on a single business and a limited number of products or services.

The net proceeds from this offering and the warrant placement will provide us with approximately $57,750,000 (subject to reduction resulting from stockholders elections to convert their shares into cash) which we may use to complete a business combination. Our initial business combination must be with a business with a fair market value of at least 80% of our net assets (excluding the non-accountable expense allowance held in the trust account for the benefit of the underwriters) at the time of such acquisition. It is probable that we will complete only a single business combination with one target business. Accordingly, the prospects for our success may be:

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solely dependent upon the performance of a single business; or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may complete several business combinations in different industries or different areas of a single industry.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses and other financial buyers competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering and the warrant placement, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, our obligation to seek stockholder approval of a business combination may delay, or ultimately prevent, the consummation of a transaction, and our obligation to convert into cash the shares of common stock held by public stockholders in certain instances may reduce our resources available for a business combination. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may acquire a target business with a history of poor operating performance or other financial difficulties.

We may acquire a company with a history of poor operational performance or other financial difficulty that we believe we could successfully restructure, reorganize or that would otherwise yield value to our stockholders. Acquiring such a target company can be extremely risky, and despite our best efforts, we may be unable to successfully realize value for our stockholders through a restructuring, reorganization or transaction. Consequently, there can be no assurance that we will be successful in improving a target’s operating performance or otherwise realize value for our stockholders. Furthermore, if we are unable to improve operational or financial performance after acquiring such a target company, then the business, financial condition and results of operations of our Company, could be significantly and adversely affected.

We may acquire a target business outside the United States which might subject us to additional risks that could adversely affect our business, financial condition and results of operations.

Acquiring and operating a foreign target company may involve additional risks such as foreign regulatory requirements affecting trade and investments, as well as those relating to the target itself. Additionally, social, economic and labor conditions in a foreign country or region could significantly affect our business, financial condition and results of operation. We could be exposed to foreign currency and exchange rates, which could fluctuate and adversely affect the price of acquiring a foreign target company as well as its subsequent operations and financial condition. These risks may affect our ability to successfully complete a business combination with a foreign target company and may affect our business operations and financial condition if we consummate such a business combination.

Because there are numerous blank check companies seeking to effectuate a business combinations, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately 52 similarly structured blank check companies have completed initial public offerings. Of these companies, only six companies have consummated business combinations, while 10 other companies have announced they have entered into definitive agreements for, but have not yet consummated, business combinations. Accordingly, there are approximately 36 blank check companies with more than $2.2 billion in trust that are seeking to carry out business plans similar to ours. While some of those companies must complete a business combination in a specific industry or geographic location, a number of them may seek target companies in any industry or location they choose. We may therefore be subject to competition from these and other companies seeking business combinations, which may result in an increased demand for target companies. Further, the fact that only six of such compan ies have completed a business combination, and 10 of such companies have entered into definitive agreements for business combinations, may indicate that there are a limited number of attractive target businesses available to blank check companies or that privately held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within the required time periods, we will be forced to liquidate.

If additional financing is required, we may be unable to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the warrant placement will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the warrant placement prove to be insufficient, either because of the size of the business combination or the depletion of the available net offering proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from non-approving stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders are required to provide any financing to us in connection with or after a business combination, and none of them intends to do so.

The American Stock Exchange may delist our securities from trading, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to list our securities on the American Stock Exchange, a national securities exchange, upon the effectiveness of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange. Additionally, in connection with any business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time. If the American Stock Exchange delists our securities from trading, we could face significant material adverse consequences including:

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reduced liquidity with respect to our securities;

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determination that our common stock is a “penny stock,” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock;

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decreased amount of news and analyst coverage for our company; and

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decreased ability to issue additional securities or obtain additional financing in the future.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest, which means they are at further risk if they invest. In addition, the price of the securities, after the offering, can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless an active trading market can be established and maintained.

Our existing stockholders, including our officers and directors, control a substantial interest in us and this may influence certain actions requiring a stockholder vote.

Upon completion of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock, assuming they do not purchase units in this offering. None of our existing stockholders, officers and directors has indicated to us that they intend to purchase our securities in the offering. However, Mr. Oliner is purchasing 2,000,000 warrants at $0.65 per warrant in a warrant placement in conjunction with this offering. Any exercise of these warrants by Mr. Oliner would increase his relative ownership percentage of us.

In connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering, as well as any shares of common stock acquired in connection with or following this offering, in accordance with the majority of the shares of common stock voted by the public stockholders. However, due to the size of their ownership position, our existing stockholders may be able to effectively exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions other than a business combination.

Our board of directors is divided into three classes (Class I, Class II, and Class III), each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or shares in the after-market, and they will have full voting rights with respect to any shares of common stock they may acquire, either through this offering or in subsequent market transactions. If they do so purchase, we cannot assure you that our existing stockholders will no t have considerable influence upon the vote in connection with a business combination.

We have substantial discretion as to how to spend the interest earned on the proceeds in this offering to be held in trust.

Our management has broad discretion as to how to spend the interest earned on the proceeds of this offering and the warrant placement held in the trust account and may spend these funds in ways with which our stockholders may not agree. If we choose to invest some of these funds, we cannot predict that the investments will yield a favorable return, if any.

Risks Related to this Offering

Our existing stockholders paid an aggregate of $25,000, or $.01 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering and the warrant placement constitutes the dilution to you and the other investors in this offering. This dilution is substantially due to the fact that our existing stockholders acquired their shares of common stock at a nominal price. Assuming the offering and the warrant placement are completed, you and the other new investors will incur an immediate and substantial dilution of approximately 27% or $1.60 per share (the difference between the pro forma net tangible book value per share of $4.40 and the initial offering price of $6.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination using our common stock as consideration.

In connection with this offering and the warrant placement, we will be issuing warrants to purchase 22,000,000 shares of common stock. We will also issue an option to purchase 500,000 units to Ferris, Baker Watts, Incorporated, the representative of the underwriters, which, if exercised, will result in the issuance of an additional 1,000,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and the option could make us a less attractive to a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of any shares issued to complete the business combination. Accordingly, our warrants and the option may make it more difficult to effect a business combination or increase the cost of acquiring the target business .. Additionally, the issuance or possible issuance of the shares underlying the warrants and the option could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and the option are exercised, you may experience additional dilution to your holdings.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock, and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to require us to register under the Securities Act of 1933, the resale of the 2,500,000 shares of common stock they acquired prior to this offering at any time after the date on which their shares are released from escrow. Furthermore, Mr. Oliner is entitled to demand registration of the shares of common stock underlying the warrants he will purchase in the warrant placement at any time after the date on which the shares of common stock are released from escrow. If our existing stockholders and warrantholder exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 4,500,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or may request a higher price for their business as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which will make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, our activities will be restricted, including:

•

restrictions on the nature of our investments; and

•

restrictions on the issuance of securities,

which may make it difficult for us to complete a business combination. In addition, we may have imposed upon us burdensome requirements, including:

•

registration as an investment company;

•

adoption of a specific form of corporate structure;

•

reporting, record keeping, voting, proxy, compliance and disclosure requirements; and

•

 complying with other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in “government securities” (within the meaning of the Investment Company Act of 1940) with specific maturity dates or in money market funds meeting certain conditions under Rule 2a-7 under that Act. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the Act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•

make a special written suitability determination for the purchaser;

•

receive the purchaser’s written agreement to a transaction prior to sale;

•

provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks,” as well as a purchaser’s legal remedies; and

•

obtain a signed and dated acknowledgement from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. All statements other than statements of current or historical fact contained in this prospectus are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “would,” “could,” “plan,” “will,” “may,” “intend,” “estimate,” “potential,” “continue” or similar expressions or the negative of these terms are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations and business strategy. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking statements in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus.

The information contained in this prospectus identifies important factors that could adversely affect actual results and performance. Prospective investors are urged to carefully consider such factors.

USE OF PROCEEDS

We have agreed to bear all fees, disbursements and expenses in connection with this offering. We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised

Gross Proceeds(1)
Offering	$60,000,000	$69,000,000
Warrant placement	1,300,000	1,300,000
Total Gross Proceeds	61,300,000	70,300,000

Offering expenses(2)
Underwriting discount (5%) of gross proceeds)	3,000,000	3,450,000
Underwriter’s non-accountable expense allowance(3)	1,350,000	1,350,000
Initial Trustees’ Fee	3,000	3,000
SEC registration fee	21,967	21,967
NASD filing fee	21,030	21,030
AMEX Listing Fee	85,000	85,000
Accounting fees and expenses	35,000	35,000
Printing and engraving expenses	80,000	80,000
Directors & Officers liability insurance premiums	50,000	50,000
Legal fees and expenses	247,000	247,000
Miscellaneous expenses	7,003	7,003

Net Proceeds
Contributions to escrow from deferred payments(4)	1,350,000	1,350,000
Total net proceeds held in trust	$57,750,000	$66,300,000

——————

(1)

Excludes the payment of $100 from Ferris, Baker Watts, Incorporated for its purchase option, proceeds from the sale of units under the purchase option and proceeds from exercise of any warrants.

(2)

A portion of the offering expenses (up to $175,000) has been paid from the funds we borrowed from Mr. Oliner, as described elsewhere in this prospectus. These funds will be repaid to him out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(3)

Ferris, Baker Watts, Incorporated has agreed to deposit the non-accountable expense allowance ($0.135 per Unit) into the trust account until the earlier of the completion of a business combination or the liquidation of the trust account. They have further agreed to forfeit any rights to or claims against such proceeds unless we successfully complete a business combination.

(4)

Includes $1,350,000, which represents the underwriters’ non-accountable expense allowance and which is further described in footnote 3. The underwriters shall not receive any interest on the portion of the trust proceeds attributable to the non-accountable expense allowance.

	Amount	Percentage
Working capital – funded from interest earned on amount held in trust(1)(2)
Identification, due diligence, and investigation of prospective target business(3)	$200,000	13%
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination(4)	300,000	20%
Administrative fee ($7,500 per month for two years)	180,000	12%
Legal and accounting fees relating to SEC reporting obligations	100,000	7%
Working capital to cover travel, miscellaneous expenses (including potential deposits, down payments or funding of a “no-shop” provision with respect to a prospective business combination), and reserves(5)	570,000	38%
Repayment of loan from founder(6)	150,000	10%
Total Working Capital	$1,500,000	100%

——————

(1)

These expenses are estimates only. Our actual expenditures for some or all of these items may differ substantially from those set forth herein.

(2)

The working capital of $1,500,000 ($1,725,000 if the over-allotment option is exercised in full) will be funded from the interest earned from monies held in trust and from $150,000 being loaned to us by Martin Oliner. The net proceeds of this offering held in the trust account will only be invested in United States “government securities” as defined in the Investment Company Act of 1940, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under that Act, so that we are not deemed to be an investment company under the Investment Company Act of 1940. We believe that the interest earned from the offering proceeds held in trust will generate sufficient funding to satisfy our working capital requirements.

(3)

The $200,000 represents costs expected to be incurred by us and our officers, directors and employees in identifying and reviewing potential targets for business combinations.

(4)

The $300,000 is expected to be paid to legal, accounting and other outside professionals to conduct due diligence once a potential target for a business combination is identified and to assist in negotiating and structuring the ultimate business transaction.

(5)

We may reimburse our directors, officers, employees, stockholders or their respective affiliates for any out-of-pocket expenses they incur in connection with these items.

(6)

At closing of the offering, Mr. Oliner will loan us $150,000 for working capital. The loan will be repaid with interest at 5% per annum from the interest earned from the funds held in trust. The loan will not have any access or rights against the principal amount held in trust.

$57,750,000, or $66,300,000 if the underwriters’ over-allotment option is exercised in full, of net proceeds will be placed in a trust account at Lehman Brothers Inc. maintained by American Stock Transfer and Trust Company, as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination and our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. The underwriters have agreed to defer $1,350,000 of the proceeds attributable to their non-accountable expense allowance until the consummation of a business combination. Upon the consummation of a business combination, we will pay such non-accountable expense allowance to the underwriters out of the proceeds of this offering held in trust. Any amounts not paid as consideration to the sellers of the target business or to the underwriters for deferred underwriting expenses may be used to finance operations of the target business. We expect that the operating expenses of a target business may include some or all of the following: capital expenditures; expenditures for future projects; general ongoing expenses, including supplies and payroll; expanding markets; and strategic acquisitions or alliances.

We may use part of the interest in the funds held in the trust account to make a deposit or pay a “no-shop” fee provision with respect to a prospective business combination. Management will have discretion to determine the amount, if any, of any deposit or no-shop fee we may pay to an acquisition target. Amounts used to fund such a payment would come from such funds that are allocated for other purposes. In determining whether to pay a deposit or no-shop fee, management will not authorize a payment that, in its business judgment, creates a material risk of depleting our resources prior to the consummation of a business combination based on management’s experience with the costs of due diligence, negotiating and completing business combinations for private equity funds. Because this decision is a matter of business judgment, there can be no guaranty that after payment of a deposit or no-shop fee, we will have sufficient funds to complete the due diligence and other tasks necessary to complete a business combination. The limited amount of interest on the funds held in trust may limit our ability to fund a deposit or no-shop fee, which could make us less competitive in attracting an acquisition target. In addition, depending on the size of such payment and the amount of funds already expended for due diligence and related expenses, our forfeiture of such payments, whether as a result of our breach or otherwise, may result in our not having sufficient funds to continue searching for or conducting due diligence with respect to another target business or complete a business combination. If we expend the interest on the proceeds held in trust from this offering, management is not obligated to advance us any additional funds. Without additional financing after such an event, we may be unable to complete a business combination.

FL Administration Inc. is an indirect wholly owned subsidiary of Marev Holdings, Inc., which is owned by Martin Oliner and certain trusts for the benefit of his family. The payment to FL Administration Inc., of a monthly fee of $7,500 is for certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in the New York City metropolitan area. This arrangement is being agreed to by Mr. Oliner for our benefit and is not intended to provide him with compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by FL Administration Inc. is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will no longer be required to pay this monthly fee.

We intend to use the working capital ($1,500,000) ($1,725,000 if the underwriters exercise their over-allotment in full) for repayment of the loan from Mr. Oliner, deferred expenses and director and officer liability insurance premiums, with the balance of the $1,500,000 ($1,725,000 if the underwriters exercise their over-allotment in full) being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

We may not use all of the proceeds in trust in connection with a business combination, either because the consideration for the business combination is less than the proceeds in trust or because we finance part of the consideration with our debt or equity securities. In that event, the proceeds held in the trust account, as well as any other net proceeds not expended, will be used to finance the operations of the target business, which may include subsequent acquisitions.

Martin Oliner, our President, Chief Executive Officer and Chief Operating Officer, has advanced to us a total of $175,000, which will be used to pay a part of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee, American Stock Exchange application fee and legal fees and expenses and will be repaid from the proceeds of the offering. Upon the completion of this offering, Mr. Oliner will loan us an additional $150,000 for working capital. The loan will bear interest at a rate of 5% per year and will be payable on the earlier of the first anniversary of the completion of this offering or upon the consummation of a business combination. Prior to the release of the escrowed funds to us, the loan will be solely repaid out of the interest earned on the escrowed funds, provided that we will not be required to make any payments from such interest until we have withdrawn an aggregate of $1,500, 000 ($1,725,000 if the underwriters exercise their over-allotment in full) from such interest for working capital purposes.

The net proceeds of this offering (including that portion of the proceeds attributable to the underwriters’ non-accountable expense allowance) and not immediately required for the purposes set forth above will only be invested in United States “government securities” as defined in the Investment Company Act of 1940, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under that Act, so that we are not deemed to be an investment company under the Investment Company Act of 1940. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

We believe that, upon completion of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

We intend to allocate $200,000 of the interest paid in the trust proceeds for expenses incurred in examining and evaluating prospective target businesses. Martin Oliner will supervise this process and we expect that he will devote substantial time to our business once we have signed a term sheet with a target business that provides for a business combination conditioned upon among other things, the completion of due diligence. We anticipate that Mr. Oliner may be assisted in his efforts by our directors, together with our outside attorneys, accountants and other representatives.

We will not pay compensation of any kind (including finders and consulting fees) to any of our officers, directors, employees, stockholders, or, any of their respective affiliates, other than to FL Administration Inc., in connection with the general and administrative services arrangement for services rendered to us before or in connection with the consummation of the business combination. However, we will reimburse our existing stockholders for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. In the event that a business combination is consummated, then such out-of pocket expenses will become obligations of the post-business combination entity. Since the involvement of our present management with us after completion of a business combination is uncertain, we do not know what compensation, if a ny, will be paid to those persons after a business combination is completed.

A public stockholder will be entitled to receive funds from the trust account (including part of the interest earned on his, her or its portion of the trust account) only in the event of our liquidation upon our failure to complete a business combination or if that public stockholder were to seek to convert such shares into cash in connection with a business combination that the public stockholder voted against and that we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters’ non-accountable expense held in trust and any accrued interest thereon. In the event that we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed (i) to forfeit any rights or claims to such proceeds and any accrued interests thereon and (ii) that the proceeds attributable to the underwriters’ non-accountable expense allowance will be distributed on a pro rata basis among the public shareholders along with any accrued interest thereon.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering, constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At April 7, 2006, our net tangible book value was a deficiency of $17,624, or approximately $(0.01) per share of common stock. After giving effect to the placement of the warrants to Martin Oliner and the sale of 10,000,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at April 7, 2006 would have been $46,230,151 or $4.40 per share, representing an immediate increase in net tangible book value of $4.41 per share to the existing stockholders and an immediate dilution of $1.60 per share or 27% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is $11,544,225 less than it otherwise would have been because, if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price	$6.00
Net tangible book value before this offering	$(0.01)
Increase attributable to new investors	$4.28
Increase attributable to warrant placement	$0.13
Pro forma net tangible book value after this offering	$4.40
Dilution to new investors	$1.60

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price per Share
	Number	Percentage	Amount	Percentage

Existing stockholders	2,500,000	20.00%	$25,000.04%		$0.01
Warrant Placement	—	—%	1,300,000	2.12%	—
New investors	10,000,000	80.00%	60,000,000	97.84%	$6.00
	12,500,000	100.00%	$61,325,000	100.00%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering and the warrant placement	$(17,624)
Proceeds from this offering and the warrant placement	59,100,000
Add: Offering costs paid or accrued and deductible from the net tangible book value before this offering and the warrant placement	42,000
Less: Proceeds held in trust subject to conversion to cash ($57,750,000 x 19.99%)	(11,544,225)
Less: Deferred underwriting non-accountable expense allowance	(1,350,000)
$46,230,151
Denominator:
Shares of common stock outstanding prior to this offering	2,500,000
Shares of common stock included in the units offered	10,000,000
Less: Shares subject to conversion (10,000,000 x 19.99%)	(1,999,000)
10,501,000

The preceding calculations assume the payment in full of the underwriters’ non-accountable expense allowance that the underwriters have agreed to deposit into the trust account and to forfeit to pay redeeming stockholders.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, Delaware law, and other factors that our board of directors deems relevant.

CAPITALIZATION

The following table sets forth our capitalization as of April 7, 2006, and as adjusted to give effect to the sale of the units in the offering, the warrants in the warrant placement and the application of the estimated net proceeds derived from the sale of the units and such warrants:

	April 7, 2006
	Actual		As Adjusted(1)

Advances from officer	$175,000	(2)	$150,000	(3)
Common stock, $0.0001 par value, -0- and 1,999,000 shares which are subject to possible conversion in cash, shares at conversion value	—		11,544,225
Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—		—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 2,500,000 shares issued and outstanding and 10,501,000 shares issued and outstanding (excluding 1,999,000 shares subject to possible conversion), as adjusted	250		1,050
Additional paid-in capital	24,750		47,579,725
Deficit accumulated during the development stage	(624)		(624)
Total stockholders’ equity	24,376		47,580,151
Total capitalization	$199,376		$59,124,376

——————

(1)

As Adjusted capitalization gives effect to our obligation to pay the underwriters the deferred non-accountable expense allowance of $1,350,000 upon the completion of a business combination.

(2)

This represents a loan made to us by Martin Oliner, which will be repaid from the proceeds of the offering.

(3)

Upon completion of the offering, Mr. Oliner will loan $150,000 to us for working capital.

If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, including any interest not distributed to us for working capital or paid or accrued for taxes, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is a discussion and analysis of our financial condition, results of operations and liquidity and capital resources. This section should be read together with our audited financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategies for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in, or implied by, the forward-looking statements contained in this prospectus.

We are a blank check company formed on March 31, 2006, for the purpose of acquiring an operating business through a merger, capital stock exchange, asset acquisition or other similar business combination. We do not have any specific business combination under consideration, and we have not had any preliminary contacts or discussions with any target business regarding a business combination. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

The issuance of additional capital stock, including upon conversion of any convertible debt securities we may issue, or the incurrence of debt could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock:

•

may significantly reduce the equity interest of our stockholders;

•

may adversely affect the voting power or other rights of holders of our common stock if we issue preferred stock with dividend, liquidation, conversion or other rights superior to those of our common stock;

•

will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors

•

may adversely affect prevailing market prices for our common stock, warrants or units.

Similarly, if we issue debt securities or otherwise incur debt, it could:

•

lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•

cause an acceleration of our obligations to repay the indebtedness, even if we have made all principal and interest payments when due, if the debt security or debt incurred contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•

create an obligation to immediately repay all principal and accrued interest, if any, upon demand if the debt security or debt incurred is payable on demand; and

•

hinder our ability to obtain additional financing, if necessary, if the debt security or debt incurred contains covenants restricting our ability to obtain additional financing while such security is outstanding or to the extent our existing leverage discourages other potential investors.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units in the offering and the warrants in the warrant placement and deferred costs, after deducting offering expenses of approximately $550,000 and underwriting discounts of $3,000,000, will be approximately $57,750,000, or $66,300,000 if the underwriters’ over-allotment option is exercised in full. All of this amount will be will be held in trust. This includes $1,350,000 of the proceeds attributable to the underwriters’ non-accountable expense allowance, which will be deposited in the trust account. We will use substantially all of the net proceeds of this offering to acquire one or more operating businesses, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. However, we may not use all of the proceeds in the trust in connection with a business combinatio n, either because the consideration for the business combination is less than the proceeds in trust, because we finance a portion of the consideration with our capital stock or debt securities, or because certain amounts held in the trust account are due to the underwriters. In that event, other than the non-accountable allowance due to the underwriters, the proceeds held in the trust account, as well as any other net proceeds not expended, will be used to finance the operations of the target business or businesses.

In the event that we consummate a business combination, the proceeds held in the trust account will be used for the following purposes:

•

Payment of the purchase price for the business combination;

•

Payment of the non-accountable expense allowance due to the underwriters;

•

Payment of any finder’s fees or professional fees and costs; and

•

Payment of any fees and costs we may incur in connection with any equity or debt financing relating to the business combination.

•

Repayment of the outstanding balance of a $150,000 loan made by Mr. Oliner to us and any deferred expenses.

We do not currently have any agreements with any party for the payment of finders or professional fees. If we should agree to pay such fees, we will negotiate the fees on an arms-length basis.

We believe that, upon completion of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•

approximately $200,000 for the due diligence and investigation of a target business;

•

approximately $300,000 for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

•

approximately $180,000 for our office space and certain general and administrative services;

•

approximately $100,000 in legal and accounting fees relating to our SEC reporting obligations; and

•

approximately $570,000 for general working capital that will be used for miscellaneous expenses and reserves, including for director and officer liability insurance premiums, deposits, down payments and/or funding of a “no shop” provision in connection with a prospective business transaction and for travel with respect to negotiating and finalizing a business combination.

We do not believe we will need additional financing following this offering and the warrant placement to meet the expenditures required for operating our business prior to a business combination. However, we may need to obtain additional financing to consummate a business combination, in which case we may issue additional securities or incur debt in connection with such business combination.

Martin Oliner loaned $175,000 to us for payment of offering expenses, which will be repaid from the proceeds. Upon the consummation of this offering, Mr. Oliner will loan us an additional $150,000 which will be used for working capital. The loan will bear interest at a rate of 5% per year and will be payable on the earlier of the first anniversary of the completion of this offering or the consummation of a business combination. Prior to the consummation of a business combination, the loan will be solely repaid out of the interest earned on the escrowed funds, provided that we will not be required to make any payments from such interest until we have withdrawn an aggregate of $1,500,000 ($1,725,000 if the underwriters exercise their over-allotment in full) from such interest for working capital purposes.

We have agreed to pay FL Administration Inc., an affiliate of Mr. Oliner, a monthly fee of $7,500 for general and administrative services including office space, utilities and secretarial support. This arrangement is for our benefit and is not intended to provide Mr. Oliner with compensation in lieu of salary. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by FL Administration Inc., is at least as favorable as we could have obtained from an unaffiliated third party.

We have agreed to sell to Ferris, Baker Watts, Incorporated, for $100, an option to purchase up to a total of 500,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the units have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $7.50 per unit (125% of the price of the units sold in the offering) commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus.

The sale of the option will be accounted for as an equity transaction. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1,367,000, using an expected life of five years, volatility of 53.7% and a risk-free interest rate of 4.83%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. In order to estimate the value of the option, we considered the average volatility of a basket of companies with similar capitalization sizes that trade in the United States. We believe this is a reasonable benchmark to use in estimating the expected volatility for our common stock. Using a higher volatility would have had the effect of increasin g the implied value of the option.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is a broad term for the risk of economic loss due to adverse changes in the fair value of a financial instrument. These changes may be the result of various factors, including interest rates, foreign exchange rates, commodity prices or equity prices. The net offering proceeds of $57,750,000 (or $66,300,000 if the underwriters’ over allotment option is exercised in full) will be deposited into a trust account at Lehman Brothers Inc. maintained by American Stock Transfer and Trust Company, as trustee. The net offering proceeds held in trust will only be invested in U.S. ”government securities” as defined in the Investment Company Act of 1940, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under that Act. Thus, we are subject to market risk primarily through the effect of changes in interest rates on government securities. The effect of other changes, such as fo reign exchange rates, commodity prices or equity prices, does not pose significant market risk to us.

PROPOSED BUSINESS

Overview

We are a blank check company organized under the laws of the State of Delaware on March 31, 2006. We were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business. We do not have any specific business combination under consideration, and we have not had any preliminary contacts or discussions with any target business regarding a business combination. No person or entity either representing us or affiliated with us has taken any indirect or direct measure to search for or locate a target business. Our efforts in identifying a prospective target business will not be limited to a particular industry or geographical locations. We intend to initially focus our efforts on companies that need to be reorganized or restructured, including companies that have been “orphaned” by large corporate entities, institutional investors and/or the capita l markets such as non-core divisions of larger companies; companies underperforming for strategic or operational reasons; businesses operating in industries undergoing cyclical or regulatory changes; and turnarounds of companies experiencing financial distress or liquidity constraints. We will consider distressed companies and other companies where we see opportunities to realize value for our shareholders, possibly through a reorganization, bankruptcy or informal work-out.

To date, our efforts have been limited to organizational activities and activities related to this offering.

While we may consider a business combination with distressed companies in any industry, we prefer to operate in industries in which our management team has extensive experience, namely:

Insurance: We may consider reorganizing and restructuring a life, property or casualty insurance company. Our management has significant experience working with state insurance commissioners in the rehabilitation of insurance companies. We may also consider a business combination with a healthy insurance company that could benefit from new management.

Real Estate: We may consider a business combination with any company that owns or manages real estate, in the United States or abroad and could benefit from additional management or is experiencing operational or management difficulties for any reason.

International Operations: We may consider a business combination involving reorganizing or restructuring any domestic or foreign company that has international operations, interests or dealings in any industry, including, by way of example, manufacturing and financial services.

We intend to source our target business opportunities from various internal and external sources. We believe that we will be able to generate deal flow from the personal contacts and relationships that our officers and directors have developed and maintain in the private equity and mergers and acquisition industry, as well as through relationships they have developed and maintain with various professionals, including accountants, consultants, commercial bankers, attorneys, regional brokers and other investors. We will also seek to generate potential transactions from investment bankers, venture capital funds, private equity funds, and other members of the financial community who may present solicited or unsolicited proposals.

Competitive Strengths

We believe that our company will succeed in consummating a business combination with a target business or businesses as a result of the following:

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Experienced Transactional Investors. Our Directors have extensive experience in sourcing, structuring, financing and consummating business combinations as well as in the private equity and mergers and acquisitions industry. We have been involved in transaction development, acquisition due diligence, structuring, negotiating and closing acquisitions, reorganizations, restructurings and workouts.

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Extensive Mergers and Acquisitions Contacts. Our Directors have significant experience and contacts in the private equity, mergers and acquisitions, reorganizations, restructuring and workout industries. While we will continue to consider and evaluate transactions that have been identified in the public or private markets, we believe focusing on the origination of transactions through our management’s contacts will create valuable opportunities.

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Operating Experience. Our officers and directors have significant experience managing operating companies investments. We believe this experience provides us with an advantage in evaluating a target business and possible transactions.

Effecting a Business Combination

General

To date, we have not selected any target business for a business combination. No person or entity representing us or affiliated with us has taken any indirect or direct measure to search for or locate a target business. Moreover, neither we nor any of our affiliates, agents or representatives has had any contact or discussions, directly or indirectly, with representatives of any other company regarding a potential business combination with such company nor have we, nor any of our affiliates, agents or representatives, been approached, directly or indirectly, by any potential candidates (or representatives of any potential candidates) with respect to such a transaction or by any unaffiliated party with respect to a potential candidate or a potential transaction with such a candidate. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable candidate for a proposed business combination. < /P>

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to use cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company that does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We have not selected or approached any target business

To date, we have not selected or approached any target business on which to concentrate our search for a business combination. Subject to the limitations that a target business must have a fair market value equal to at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Although we will focus on acquiring an operating business in the real estate, insurance or international sectors, we may acquire companies operating in any industry we choose. Accordingly, there is no reliable basis for investors in this offering to currently evaluate the possible merits or risks of the target business with which, or industry in which, we may ultimately complete a business combination. To the extent we effect a business combination with an entity in its early stage of development or growth, including entiti es without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, management buyout funds and other members of the financial community, who may present solicited or unsolicited proposals. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates. In no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. We expect that we may be contacted by unsolicited parties who become aware of our interest in prospective targets through press releases, word of mouth, media coverage and our website, should these outlets develop. We may pay a finder’s fee t o any unaffiliated party that provides information regarding prospective targets to us. Any such fee would be conditioned on our consummating a business combination with the identified target. We anticipate that such fees, if any, would be a percentage of the consideration associated with such business combination, with the percentage to be determined based on local market conditions at the time of such combination

Selection of a target business and structuring of a business combination

Martin Oliner will supervise the process of evaluating prospective target businesses, and we expect that he will devote a substantial amount of his time to our business once we have signed a term sheet with a target business that provides for a business combination. We anticipate that Mr. Oliner will be assisted in his efforts by our directors, together with our outside attorneys, accountants and other representatives.

Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of our net assets at the time of the acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our management will consider, among other factors, the following:

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financial condition and results of operations;

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cash flow potential;

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growth potential;

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experience and skill of management and availability of additional personnel;

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capital requirements;

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competitive position;

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barriers to entry;

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stage of development of the products, processes or services;

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security measures employed to protect technology, trademarks or trade secrets;

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degree of current or potential market acceptance of the products, processes or services;

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proprietary features and degree of intellectual property or other protection of the products, processes or services;

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regulatory environment of the industry; and

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costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review that will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information that will be made available to us.

The structure of a particular business combination may take the form of a merger, capital stock exchange, asset acquisition or other similar structure. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, a combination of common and preferred stock, or debt securities, to complete a business combination.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finder’s or consulting fees to our existing stockholders, or any of their respective affiliates, for services rendered to or in connection with a business combination. However, other than the payments to be made to FL Administration Inc., neither we nor other person or entity on our behalf, will pay any finders or consulting fees to our existing directors, officers or stockholders, or any of their respective affiliates, for services rendered before or in connection with completion of a business combination. In addition, we will not make any other payment to such persons out of the proceeds of this offering (or the funds held in trust) other than reimbursement for any out-of-pocket expenses they incur in conducting due diligence, payments of $180,000 to FL Administration Inc. for administrative services and the repayment of loans totaling $325,000 from Martin Oliner to us.

Fair market value of target business

The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. To this end, we may seek to raise additional funds through the sale of our securities or through loan arrangements if additional funds are required to consummate such a business combination, although we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions. If we were to seek additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales , earnings and cash flow and book value. To further minimize potential conflicts of interest, we will not consummate a business combination with an entity that is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. If we obtain such opinion, we will file it with the Securities and Exchange Commission.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be a target business that satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is probable that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities that may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

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result in our dependency upon the performance of a single or small number of operating businesses;

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result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services. and

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subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that any of our officers and directors will have significant experience or knowledge relating to the operations of the p articular target business acquired.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit and retain additional management personnel, or that such personnel will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if stockholder approval is not required under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the required vote for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote all of their shares of common stock, whether acquired prior to, in connection with, or following this offering, in accordance with the vote of a majority of the shares of common stock held by the public stockholders. Accordingly, they will not be entitled to exercise the conversion rights, described below, for public stockholders who vote against a business combination. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both vote against the business combination and exercise their conversion rights.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the stockholder’s pro rata share of the amount in the trust account, inclusive of any interest not distributed to us for working capital or paid or accrued for taxes (calculated as of the record date for stockholders entitled to vote on the proposed business combination), divided by the number of shares of common stock sold in this offering. The amount in the trust account includes the proceeds of this offering net of all expenses, the $1,350,000 for the underwriter’s deferred non-accountable expense allowance and $1,300,000 for the proceeds of the warrant placement. Without takin g into any account interest earned on the trust account, the initial per-share conversion price would be $5.775, or $0.225 less than the per-unit offering price of $6.00. We will take steps to protect the assets held in trust from third-party claims. However, to the extent that any such claims are successfully made against the trust assets, they may reduce the per-share conversion price below approximately $5.775.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. We anticipate that the funds to be distributed to stockholders who properly elect conversion will be distributed promptly after completion of a business combination. Any warrants owned by public stockholders who convert their stock will be unaffected by such conversion. We will not complete any business combination if public stockholders, owning an aggregate of 20% or more of the shares sold in this offering, exercise their conversion rights.

Liquidation if no business combination

If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest not distributed to us for working capital or taxes accrued, plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering or acquired upon exercise of the warrants purchased in the warrant placement. However, they will participate in any liquidation distribution with respect to any shares of common stock otherwise acquired in connection with or following this offering. Additionally, in the event of a li quidation, the underwriters have agreed to forfeit any rights to or claims against the proceeds held in the trust account attributable to their non-accountable expense allowance. If we dissolve, there will be no distribution from the trust account with respect to our warrants, which will expire worthless.

Without taking into account interest, if any, earned on the trust account, after payment to us for working capital and after amounts paid or accrued for taxes, the initial per-share liquidation price would be $5.775, or $0.225 less than the per-unit offering price of $6.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, which could be senior to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than approximately $5.775, plus interest, due to claims of creditors. Martin Oliner has agreed with us and Ferris, Baker Watts, Incorporated that if we liquidate before the completion of a business combination he will indemnify us against claims by vendors, prospective target businesses or other entities with which we may contract that would reduce the amount of funds held in the trust, which means that the relevant claim cannot be satisfied out of the interest available to us as working capital and that the claim would reduce the amount of funds held in the trust account. However, we cannot assure you that Mr. Oliner will be able to satisfy those obligations.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination within 18 months of the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so within 24 months following the consummation of this offering, we will then liquidate. The trustee of the trust account will immediately commence liquidating the investments constituting the trust account and will promptly turn over the proceeds to our public stockholders.

Articles of Incorporation

Our articles of incorporation set forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our articles of incorporation provide, among other things, that:

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prior to the consummation of our initial business combination, we shall submit such business combination to our stockholders for approval;

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we may consummate our initial business combination if: (i) approved by a majority of the shares of common stock voted by the public stockholders, and (ii) public stockholders owning less than 20% of the shares purchased by the public stockholders in this offering exercise their conversion rights;

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if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account;

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if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will be dissolved and distribute to all of our public stockholders their pro rata share of the trust account; and

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we may not consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that our initial business combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of our net assets at the time of such business combination.

Our articles of incorporation prohibit the amendment of the above-described provisions. However, the validity of provisions prohibiting amendment of the articles of incorporation under Delaware law has not been settled. A court could conclude that the prohibition on amendment violates the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any actions to waive or amend any of these provisions.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us, and our financial resources will be relatively limited compared with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering and the warrant placement, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of target businesses. Further:

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our obligation to seek stockholder approval of a business combination or obtain the required financial statements to be included in the proxy materials to be sent to our stockholders in connection with a proposed business combination may delay or prevent the completion of a transaction;

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our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination; and

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our outstanding warrants and the purchase option granted to Ferris, Baker Watts, Incorporated and the future dilution they potentially represent may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. However, our management believes that our status as a public entity with potential access to the U.S. public equity markets may give us a competitive advantage over privately held entities in acquiring a target business with significant growth potential.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. In particular, certain industries that experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We do not own any real estate. We maintain our executive offices at 950 Third Avenue, Suite 2500, New York, NY 10022. The cost of these services is included in the $7,500 monthly fee. FL Administration Inc. charges us for general and administrative services under its letter agreement with us. We consider our current office space adequate for our current operations.

Employees

We have one executive officer, Martin Oliner, who is also a director of our company. Mr. Oliner is not obligated to devote any specific number of hours to our matters and intends to devote only as much time as he deems necessary to our affairs, although we expect that he will devote substantial time to our business once we have signed a term sheet with a target business. The amount of time Mr. Oliner will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full-time employees prior to the consummation of a business combination.

Legal Proceedings

We are not involved in any litigation or administrative proceedings.

Periodic Reporting and Audited Financial Statements

On or about the date on which the SEC declares effective the registration statement of which this prospectus is a part, we will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by an independent registered public accounting firm.

We will not acquire a target business if audited financial statements based on U.S. generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. Our management believes that the requirement of having available audited financial statements for the target business will not materially limit the pool of potential target businesses available for acquisition.

Comparison to Offerings of Blank Check Companies

The following table compares the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC, assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriter has not exercised its over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds

$57,750,000 of proceeds of this offering and the warrant placement will be deposited into a trust account at Lehman Brothers Inc. maintained by American Stock Transfer & Trust Company. These proceeds consist of $55,100,000 from the net proceeds payable to us, $1,350,000 of the proceeds attributable to the underwriters’ non-accountable expense allowance and $1,300,000 of the proceeds from the warrant placement.

$49,590,000 of the net offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $57,750,000 of proceeds of this offering and the warrant placement held in trust will only be invested in U.S. ”government securities” as defined in the Investment Company Act of 1940, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under that Act.

Proceeds could be invested only in specified securities such as a money market fund meeting certain conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Limitation on fair value or net assets of target business

The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets (excluding amounts in the trust escrow representing the underwriters’ non-accountable expense allowance) at the time of such acquisition.

We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.

Exercise of the Warrants

The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, may be exercised only after the trust account has been distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus will have the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.

A prospectus, containing information required by the SEC, would be sent to each investor. Each investor would be given the opportunity to notify us, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post- effective amendment, to notify us whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If we did not receive the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account would be returned to the investors and none of the securities will be issued.

Business combination deadline

A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, all funds held in the trust or escrow account would be returned to investors.

Release of funds

The proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination and the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Officers

Our current directors and executive officers are as follows:

Name	Age	Position

Martin Oliner	59	President; Director
Peter W. Mattingly	62	Director
Ian R.D. Chapman	50	Director
Stephen L. Hubbard	56	Director
James L. Patton	50	Director

Martin Oliner has been our President and a director since our inception. Mr. Oliner has over 30 years of experience identifying and structuring the acquisition, operation, and disposition of businesses in a wide variety of industries, including insurance, real estate, manufacturing, and transportation. Mr. Oliner began his career as an international transactional and tax attorney and worked extensively with multinational financial institutions to restructure a wide variety of their distressed investments in locations across the United States, in Europe and throughout Asia. These included reorganizations through bankruptcy proceedings, insolvency proceedings and informal workouts. More recently, he has served as a principal of his own investment vehicles, actively managing investments that have included financial positions as well as substantial interests in insurance, real estate leasing and real estate development companies. Mr. Oliner continues to serve as Chairman and Chief Executive Officer of Marev Holdings, Inc., a private investment and management company, which currently is Mr. Oliner’s primary investment holding company. Mr. Oliner received his B.A., magna cum laude, in 1968 from Brooklyn College and J.D. in 1971 from New York University; he was elected to phi beta kappa and the Order of the Coif, respectively; and he received his L.L.M. (taxation) in 1975 from New York University.

Peter W. Mattingly has been a director of the Company since our inception. Mr. Mattingly is the founder and a principal of P.W. Mattingly & Co., Inc. Mr. Mattingly co-founded P.W. Mattingly & Co. Inc. in 1985 to focus on the investment banking requirements of medium-sized insurance companies, especially in the area of mergers and acquisition transactions, valuations, and private financings. Mr. Mattingly currently coauthors a semi-annual column on insurance mergers and acquisitions for the Actuarial Digest. He has worked on numerous acquisitions and financing transactions in the life insurance industry. Before establishing P.W. Mattingly & Co., Mr. Mattingly was vice president corporate finance with Lazard Freres & Co. While at Lazard Freres, he participated in a wide variety of merger and acquisition transactions in numerous industries, including insurance, telecommunications and manufacturing. Before join ing Lazard, Mr. Mattingly was at Warburg Paribas Becker (subsequently acquired by Merrill Lynch), where he focused primarily on private and public financings. He is a graduate of Northwestern University (1966) and Harvard Business School (1968). In the past, Mr. Mattingly has served as a director of AGF Reinsurance (USA), Inc. and USAgencies Direct Insurance Company.

Ian R.D. Chapman has been a director of the Company since our inception. Mr. Chapman has been engaged in the private practice of law since 1980. He is the Managing Partner of the Commercial Department and Head of Corporate Restructuring and Insolvency of Johnson Stokes & Master, a leading law firm in Asia. Mr. Chapman’s experience covers a wide range of financings and corporate and commercial transactions, with a specific emphasis on corporate restructuring. He has over 20 years experience in restructuring publicly listed and private companies in South East Asia, dealing extensively with multi-bank restructurings of multi-national debtor groups. In addition to workouts, he has considerable experience in advising on distressed debt situations generally, including settlement, recovery and enforcement strategies, business and asset reorganization, distressed debt and non-performing loans and receivership and liquidation adm inistrations. In 2004, Mr. Chapman was appointed by the Chief Executive of the Hong Kong Special Administrative Region of the People’s Republic of China to the Deposit Protection Board established under the Deposit Protection Scheme Ordinance to formulate and implement procedures to protect small depositors in case of bank failure in Hong Kong. He received his B.A. in 1976 and M.A. in 1980, both from Trinity Hall, Cambridge.

Stephen L. Hubbard has been a director of the Company since our inception. Mr. Hubbard has been engaged in the private practice of law since 1977. He is a partner in the law firm of Hubbard and Biederman, LLP where he is a business litigator concentrating his practice in insurance related matters, including insurance insolvency actions. Mr. Hubbard’s experience includes complex litigation involving large insolvencies, reinsurance and accounting disputes.

His clients have included several state insurance commissioners, receivers and liquidators. Mr. Hubbard has had primary responsibility for third party litigation, asset recovery and business restructuring in connection with Executive Life Insurance Company, National County Mutual Fire Insurance Company, Early American Insurance Company/Commercial Standard Insurance Company and Mobile County Mutual Insurance Company. Mr. Hubbard’s areas of responsibility in the above estates also included the investigation of and pursuit of multi-party reinsurance litigation, fraud and misrepresentation actions, along with complex real estate and corporate actions. He received his B.A. in 1974 from the University of Texas at Austin, Texas and J.D. in 1977 from St. Mary’s University.

James L. Patton, Jr. has been a director of the Company since our inception. Mr. Patton has been engaged in the private practice of law since 1983. He is the Chairman and a partner of Young Conaway Stargatt & Taylor, LLP, a law firm of about 100 lawyers in Wilmington and Georgetown, Delaware. He concentrates on the areas of bankruptcy, corporate restructuring and mass tort related insolvencies. Mr. Patton has over 20 years of experience with corporate restructurings and workouts and with the purchase and sale of distressed businesses in the context of insolvency proceedings. He also has considerable experience working with multinational insolvencies and cross-border restructurings. Mr. Patton is a fellow of the American College of Bankruptcy. He received his B.A. in 1979 from Davidson College and J.D. in 1983 from The Dickinson School of Law.

Number and Terms of Directors

Our by-laws provide for a board of directors consisting of up to nine members. Our current directors are Martin Oliner, Peter Mattingly, Ian Chapman, Stephen Hubbard and James Patton. Our directors are divided into three classes serving staggered three-year terms. At each annual meeting of our stockholders, directors will be elected to succeed the class of directors whose terms have expired. Our current Class I directors’ term will expire at our first annual stockholders’ meeting, Class II directors’ term will expire at our second annual stockholders’ meeting and Class III directors’ term will expire at our third annual stockholders’ meeting. Peter Mattingly is our current Class I director; Ian Chapman and Stephen L. Hubbard are our current Class II directors; and James Patton and Martin Oliner are our current Class III directors. Our classified board could have the effect of increasing the length of time necessar y to change the composition of a majority of our board of directors. Generally, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in the majority of the members of our board of directors.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and evaluate prospective acquisition candidates, select target businesses and structure, negotiate and consummate a business combination, although we cannot assure you that they will, in fact, be able to do so.

Director Independence

Our board of directors has determined that Peter Mattingly, Ian Chapman, Stephen Hubbard and James Patton are “independent directors” as defined in Rule 10A-3 under the Exchange Act.

Board Committees

On completion of this offering, our board of directors will have an audit committee. Our board of directors has adopted a charter for this committee as well as a code of ethics that governs the conduct of our officers and employees.

Audit Committee

Upon completion of this offering, our audit committee will consist of Peter Mattingly, Stephen Hubbard and James Patton. The directors we appoint to our audit committee will each be “independent” under the rules of the SEC and the listing standards of the American Stock Exchange. Each member of our audit committee will be “financially literate,” as defined under the American Stock Exchange listing standards. The American Stock

Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Our board of directors has determined that Mr. Mattingly qualifies as audit committee financial expert under SEC Rules.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Mattingly satisfies the American Stock Exchange’s definition of financial sophistication.

The audit committee will review the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal control over financial reporting. The audit committee will also recommend the firm selected to be our independent registered public accounting firm, review and approve the scope of the annual audit, review and evaluate with the independent public accounting firm our annual audit and annual consolidated financial statements, review with management the status of internal accounting controls, evaluate problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors, and evaluate all of our public financial reporting documents. In addition, the audit committee will monitor our compliance on a quarterly basis with the terms of this offering. If any noncompliance is identified, then the audit committee is charged with the responsibility to take immediately all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Other Committees

Our board has determined that the independent members of our board of directors will perform the duties of the nominating committee and the compensation committee of the board of directors. As a result, the independent directors will (i) identify individuals qualified to become members of the board of directors and recommend to the board of directors the nominees for election to the board of directors, (ii) recommend director nominees for each committee to the board of directors, (iii) identify individuals to fill any vacancies on the board of directors, (iv) discharge the board of directors’ responsibilities relating to compensation of our directors and officers and (v) review and recommend to the board of directors, compensation plans, policies and benefit programs, as well as approve chief executive officer compensation.

Code of Ethics

We have adopted a code of ethics applicable to our directors, officers and employees in accordance with federal securities laws and the rules of the American Stock Exchange.

Executive Compensation

No executive officer or director has received any cash compensation for services rendered. Commencing on the date of this prospectus through the acquisition of a target business, we will pay FL Administration Inc., which is an affiliate of Martin Oliner, a fee of $7,500 per month for providing us with certain limited administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in the New York City metropolitan area. However, this arrangement is solely for our benefit and is not intended to provide Mr. Oliner compensation in lieu of a salary. No other executive officer or director has a relationship with or interest in FL Administration Inc. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by FL Administration Inc. is at least as favorable as we could have obtained from an unaffiliated third party. Howeve r, because our directors at the time we entered into the agreement with FL Administration Inc. may not be deemed “independent,” we did not have the benefit of disinterested directors approving the transaction.

Other than this $7,500 per-month fee, no compensation of any kind, including finders’ and consulting fees, will be paid to any of our existing stockholders, our officers or directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If none of our directors are deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Other than the agreement with FL Administration Inc., there are no current agreements or understandings with any of our existing stockholders or any of their respective affiliates with respect to the payment of compensation of any kind subsequent to a business combination. However, there can be no assurance that such agreements may not be negotiated in connection with, or subsequent to, a business combination.

We will reimburse our officers and directors for any out-of-pocket expense business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors, who owned our common stock prior to this offering, or, other than under the general and administrative services arrangement with FL Administration Inc., to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

All ongoing and future transactions between us and any of our officers, directors, or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of April 7, 2006, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (and assuming they do not purchase any units in this offering), by:

•

each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

each of our officers and directors; and

•

all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount and Nature of Percentage of Beneficial Ownership(2)
Name and Address of Beneficial Owner(1)		Percentage of Outstanding Common Stock
		Before Offering(2)	After Offering(2)

The Martin Oliner 2000 Family Trust(1)	2,250,000	90.0%	18.0%
Peter Mattingly	62,500	2.5	*
Ian Chapman	62,500	2.5	*
James Patton	62,500	2.5	*
Stephen L. Hubbard	62,500	2.5	*
All directors and officers as a group (five persons)	2,500,000	100.00%	20.00%

——————

*

Less than one percent

(1)

The business address of The Martin Oliner 2000 Family Trust is 950 Third Avenue, Suite 2500, New York, NY 10022. The trustee of the Trust is Mr. Oliner’s wife, Reva Oliner. Consequently, Mr. Oliner may be deemed to share beneficial ownership of these shares.

(2)

Does not include or give effect to 2,000,000 shares of common stock underlying the warrants to be issued to Martin Oliner in the warrant placement.

Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the issued and outstanding shares of our common stock. Because of this ownership block, these existing stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than a business combination.

All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with American Stock Transfer and Trust Company, as escrow agent, until six months after a business combination is successfully completed. During the escrow period, the holders of these shares will not be able to sell or transfer their securities except as to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock. If we are unable to effect a business combination and are thus required to liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds for the common stock owned by them prior to the date of this prospectus.

Martin Oliner will purchase an aggregate of 2,000,000 warrants in a warrant placement that will occur on the date of this prospectus. The warrants and the shares underlying the warrants may not be sold or transferred until after we have completed a business combination. We believe that these purchases will demonstrate confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination and are ultimately required to liquidate.

The warrants included in the units being sold in this offering may trade separately on the 90th day after the date of this prospectus unless Ferris, Baker Watts, Incorporated determines that an earlier date is acceptable. In no event will Ferris, Baker Watts, Incorporated allow separate trading of the common stock and warrants until we file a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option if the option is exercised before we file the Current Report.

The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering or upon exercise of the warrants acquired in the warrant placement. Consequently, they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

In addition, in connection with the vote required for our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote all of the shares of common stock owned by them, including shares they may acquire in the warrant placement or during or after the offering, in accordance with the majority of the shares of common stock voted by the public stockholders other than our existing stockholders. Accordingly, they will not be entitled to exercise the conversion rights available to public stockholders who vote against a business combination.

Messrs. Oliner, Mattingly, Chapman, Hubbard and Patton may each be deemed to be our “parent,” “founder” and “promoter” as these terms are defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 1, 2006 we issued an aggregate of 2,500,000 shares of our common stock to the parties set forth below for a $.01 per share or $25,000, in cash, as follows:

Name	Number of Shares	Relationship to Us

The Martin Oliner 2000 Family Trust	2,250,000		(1)
Peter Mattingly	62,500	Director
Ian Chapman	62,500	Director
Stephen Hubbard	62,500	Director
James Patton	62,500	Director
Total	2,500,000

——————

(1)

The trustee of this Trust is Reva Oliner, the wife of our President, Martin Oliner. Consequently, Mr. Oliner may be deemed to share beneficial ownership of these shares.

Under an agreement with us, the holders of a majority of these shares may require us, on two occasions, to register their shares (including the shares underlying the warrants to be acquired in the warrant placement as discussed below) for resale under the Securities Act of 1933. Furthermore, Mr. Oliner is entitled to demand the registration of the shares of common stock underlying the warrants he will purchase in the warrant placement. The holders may exercise these registration rights at any time after the date on which the shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed by us after these shares are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Martin Oliner will purchase 2,000,000 warrants in a warrant placement on the date of this prospectus at a price of $0.65 per warrant. The existing stockholders and Martin Oliner have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to the 2,500,000 shares of common stock acquired by them prior to this offering, and the 2,000,000 shares underlying the warrants they have purchased in the warrant placement. However, they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering. In addition, in connection with the vote required for our original business combination, all of our existing stockholders and Mr. Oliner, including all of our officers and directors, have agreed to vote all of the shares of common stock owned by them, including those acquired in the warrant placement or during or after this offering, in accordance with the majority of shares of common stock voted by the public stockholders.

FL Administration Inc. has agreed that, commencing on the date of this prospectus through the consummation of a business combination, it will make available to us certain limited administrative, technology and secretarial services, as well as the use of certain limited office space in the metropolitan New York City area, as we may require from time to time. We have agreed to pay FL Administration Inc. $7,500 per month for these services. Mr. Oliner is an affiliate of FL Administration Inc. and, as a result, will benefit from the transaction to the extent of his interest in or position with FL Administration Inc. However, this arrangement is solely for our benefit and is not intended to provide Mr. Oliner compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by FL Administration Inc. is at least as favorable as we could have obtained from an unaffi liated person.

Martin Oliner has advanced a total of $175,000 to cover expenses of this offering. This loan bears interest at 5% per annum and will be repaid from the proceeds of this offering. Mr. Oliner has agreed to loan us an additional $150,000, which will be used for working capital. The loan will bear interest at 5% per annum and will be payable on the earlier of the consummation of a business combination and the first anniversary of the consummation of this offering. Prior to the consummation of a business combination, the loan will solely be repaid out of the interest earned on the escrowed funds, provided that we will not be required to make any payments from such interest until we have withdrawn an aggregate of $1,500,000 ($1,725,000 if the underwriters exercise their over-allotment option in full) from such interest for working capital purposes.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them for certain activities on our behalf, such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, and any expenses submitted for reimbursement will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. However, if our directors are not deemed “independent,” we will not have had the benefit of disinterested directors approving reimbursement of these expenses.

Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates, for services rendered to us before or with respect to completing a business combination.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Officers.”

•

We may also determine to effect a business combination with another entity that is affiliated with one or more of our existing stockholders.

•

Our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate the same as part of any such combination. If management negotiates to be retained post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest between management and the stockholders resulting in management attempting to negotiate terms that may be less favorable to the stockholders than what they might otherwise receive.

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•

Since our directors own shares of our common stock that will be subject to lock-up agreements prohibiting the sale of such shares until six months after a business combination is successfully completed, and warrants that will expire worthless if a business combination is not consummated, our board may have a conflict of interest in determining whether it is appropriate to effect a business combination with a particular target business. The personal and financial interests of our directors and officers may influence them in identifying and selecting a target business and completing a business combination on a timely basis and thus securing the release of their shares.

•

FL Administration Inc., an affiliate of Mr. Oliner, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us office space and certain general and administrative services, as we may require from time to time. We have agreed to pay $7,500 per month for these services to FL Administration Inc., an indirect wholly owned subsidiary of Marev Holdings, Inc., which is owned by Martin Oliner and certain trusts for the benefit of his family. As a result of this affiliation, Mr. Oliner will benefit from the transaction to the extent of his interest in FL Administration Inc. However, this arrangement is solely for our benefit and is not intended to provide Mr. Oliner with compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by FL Administration Inc. is at least as favo rable as we could have obtained from an unaffiliated third party. However, as our directors at the time we entered into this agreement may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•

the corporation could financially undertake the opportunity;

•

the opportunity is within the corporation’s line of business; and

•

it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations to present business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each officer and director has agreed that, until the earlier of a business combination, our liquidation and such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity that may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he might have.

In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock whether owned prior to, or acquired in connection with or following, this offering, in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. Accordingly, they will not be entitled to exercise the conversion rights available to public stockholders who vote against a business combination. In addition, they have agreed to waive their rights to participate in any liquidation distribution, but only for those shares of common stock acquired by them prior to this offering or upon exercise of the warrants acquired in the warrant placement.

To further minimize potential conflicts of interest, we will not consummate a business combination with an entity that is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 100,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this prospectus, 2,500,000 shares of common stock are outstanding, held by five (5) record holders. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless Ferris, Baker Watts, Incorporated informs us of its decision to allow earlier separate trading. However, in no event, may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including the over-allotment option if it is exercised before we file the report. We will file such a Current Report upon the completion of this offering, which is expected to occur three business days after the date of this prospectus. If the over-allotment option is exercised after our initial filing of the Form 8-K, we will file an amendment to the Form 8-K t o provide updated financial information reflecting our receipt of the over-allotment proceeds.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them, including shares acquired during or after this offering, in accordance with the majority of the shares of common stock voted by the public stockholders. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.

Our Board of Directors is divided into three classes (Class I, Class II and Class III), each of which will generally serve for a term of three years with only one class of director being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are required to liquidate before completing a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any liquidating distribution occurring upon our failure to consummate a business combination, but only for the common stock owned by them prior to the offering and the shares underlying the warrants acquired in the warrant placement.

Our stockholders have no conversion, preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who exercise their conversion rights may still exercise any warrants they receive in the offering.

Preferred Stock

Our certificate of incorporation, as amended, authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock that participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a me thod of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Currently, there are two million warrants outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•

the completion of a business combination; and

•

one year from the date of this prospectus.

The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City local time or earlier upon redemption.

We may call the warrants for redemption:

•

in whole and not in part;

•

at a price of $.01 per warrant;

•

upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30-trading-day period ending on the third business day prior to the notice of redemption to warrant holders.

The redemption criteria for our warrants have been established at a price that is intended to provide warrantholders with a reasonable premium to the initial exercise price and provide sufficient liquidity to cushion the market reaction to our redemption call.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer and Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including for a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not registered or qualified or exempt from registration or qualification in the jurisdictions in which the warrantholders r eside.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of warrants, a holder would be entitled to receive a fractional share, we will round up or down to the nearest whole number the number of shares of common stock to be issued.

Purchase Option

We have agreed to sell to Ferris, Baker Watts, Incorporated an option to purchase up to a total of 500,000 units (5% of the units sold in the offering, excluding any units sold to cover over-allotments, if any) at a per-unit price of $7.50 (125% of the price of the units sold in the offering). The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled “Underwriting — Purchase Option.”

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition after completion of a business combination. The payment of any dividends after we complete a business combination will be within the discretion of our board of directors. Our board of directors presently intends to retain all earnings, if any, for use in our business operations and, accordingly, does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer and Trust Company.

Shares Eligible for Future Sale

Immediately after this offering, we will have 12,500,000 shares of common stock outstanding, or 14,000,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 10,000,000 shares sold in this offering, or 11,500,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,500,000 shares were purchased in a private placement by our officers and directors and are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering and cannot be resold to the public without registration for one year from the closing of this private placement. None of those shares will be eligible for sale under Rule 144 until the one-year holding period has elapsed with respect to each purchase. Notwithstanding the foregoing, all of those shares are subject to lockup agreements and will not be transferable until six months after a business combination and may only be transferred prior to that date subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, while in each case remaining subject to the escrow agreement, and will only be released prior to that date if we are forced to liquidate, in which case the shares would be destroyed, or if we were to consummate a transaction after the consummation of a business combination that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. Furthermore, if we increase the size of the offering under Rule 462(b) under the Securities Act we will effect a stock dividend in such amount to maintain the existing stockholders collective ownership (excluding common stock underlying the warrants purchased in the warrant placement) at 20% of our issued and outstanding shares of common stock upon completion of the offering (excluding common stock issued under the underwriters’ over-allotment option). Any such shares received as a result of the stock dividend will also be considered “restricted securities” under Rule 144 and subject to the restrictions of Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•

of the number of shares of common stock then outstanding, which will equal 100,000 shares immediately after this offering (or 115,000 if the underwriter exercises its over-allotment option); and

•

the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions, notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her shares without complying with any of the provisions of Rule 144.

Availability of Rule 144 to Resales of Stock of Blank Check Companies

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

Registration Rights

The holders of the 2,500,000 shares of our common stock issued and outstanding on the date of this prospectus will be entitled to registration rights pursuant to an agreement with us to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares for sale under the Securities Act of 1933, and may elect to exercise these registration rights at any time after the date the escrow period expires. Furthermore, Mr. Oliner is entitled to demand the registration of the shares of common stock underlying the warrants he will purchase in the warrant placement at any time after the escrow period expires. These stockholders and warrantholder also have certain “piggy-back” registration rights on registration statements filed by us after the date on which the lock-up period expires. We will bear the expenses incurred in connection with the filing of any such registration statements. Additionally, the holders of the common stock issuable under the underwriters’ purchase option (and the warrants issuable upon exercise thereof) may make one demand that we register those securities at the election of the holders of 51% of those securities. These holders also have “ ;piggy-back” registration rights. We will bear the costs of filing any such registration statements.

Anti-Takeover Provisions:

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•

stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•

an affiliate of an interested stockholder; or

•

an associate of an interested stockholder,

for three years following the date that the stockholder became an interested stockholder. A “business combination” includes a merger or sale of more than 10% of our assets. However the above provisions of Section 203 do not apply if:

•

our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain provisions that could discourage potential acquisition proposals or tender offers or delay or prevent a change in control of our company.

Our certificate of incorporation and bylaws do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may limit the ability of minority stockholders to effect changes in the board and, as a result, may deter a hostile takeover or delay or prevent a change in control or management or our company.

Our certificate of incorporation provides that our board of directors will be divided into three classes. The term of the first class of directors will expire at our first annual meeting of stockholders, the term of the second class of directors will expire at our second annual meeting of stockholders, and the term of the third class of directors will expire at our third annual meeting of stockholders. At each of our annual meetings of stockholders, the successors of the class of directors whose term expires at that meeting will be elected for a three-year term, one class being elected each year by our stockholders. Our certificate of incorporation and bylaws also provide that vacancies on our board that result from an increase in the number of directors may be filled by a majority of directors then in office, provided a quorum is present, and that any other vacancy may be filled by a majority of directors in office, although less than a quorum, and not by the stockholders. Directors will be subject to removal by the stockholders only for cause. These provisions for electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because they generally make it more difficult for stockholders to replace a majority of our directors.

Our certificate of incorporation and bylaws do not provide that special meetings of the stockholders may be called by stockholders. Advance written notice is required, which generally must be received by the secretary not less than 90 days nor more than 120 days prior to the meeting, by a stockholder of a proposal or director nomination that the stockholder desires to present at a meeting of stockholders. Any amendment of this provision would require a vote of a majority of our capital stock.

Our certificate of incorporation allows us to issue up to 1,000,000 shares of undesignated preferred stock with rights senior to those of the common stock and that otherwise could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, this issuance could have the effect of decreasing the market price of the common stock, as well as having the anti-takeover effect discussed above.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage certain types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discouraging certain tactics that may be used in proxy fights. However, these provisions could discourage others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

UNDERWRITING

Subject to the terms and conditions of an underwriting agreement dated , 2006, each of the underwriters named below has agreed to purchase from us the number of units indicated in the following table. Ferris, Baker Watts, Incorporated is acting as the representative of the underwriters of this offering.

Underwriter	Number of Units

Ferris, Baker Watts, Incorporated	9,000,000
Ladenburg Thalmann & Co. Inc.	1,000,000
Total	10,000,000

This offering will be underwritten on a firm commitment basis. The underwriters propose to offer units, comprised of one share of common stock and two warrants, directly to the public at the public offering price set forth on the cover page of this prospectus. Any units sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $ per unit. The underwriters may allow, and these selected dealers may re-allow, a concession of not more than $ per unit to other brokers and dealers. After the units are released for sale to the public, the offering price and other selling terms may, from time to time, be changed by the representative of the underwriters.

The underwriters’ obligation to purchase units is subject to conditions contained in the underwriting agreement. Each underwriter is severally obligated to purchase all of the units that it has agreed to purchase under the underwriting agreement, other than those covered by the over-allotment option, if it purchases any units. The offering of the units are made for delivery when, as and if accepted by the underwriters and subject to prior sale and to withdrawal, cancellation and modification of the offering without notice. The underwriters reserve the right to reject any order for the purchase of units.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or the full exercise, as applicable, by the underwriters of their over-allotment option. This information further assumes full payment of the underwriters’ discount and non-accountable expense allowance out of the gross proceeds of the proposed offering.

	Per Unit	Total, With No Exercise of Over-Allotment Option	Total, with Full Exercise of Over-Allotment Option

Public offering price	$6.000	$60,000,000	$69,000,000
Underwriting discount(1)	0.300	3,000,000	3,450,000
Non-accountable expense allowance(1)(2)	0.135	1,350,000	1,350,000
Proceeds before expenses(2)(3)	$5.565	$55,650,000	$64,200,000

——————

(1)

The underwriters have agreed to defer their non-accountable expense allowance of $1,350,000 until the consummation of our initial business combination. Upon the consummation of our initial business combination, this deferred non-accountable expense allowance, equal to 2.25% of the gross proceeds of this offering (excluding the proceeds from the exercise of the over-allotment option), or approximately $1,350,000 ($0.135 per unit), will be paid to Ferris, Baker Watts, Incorporated, the representative of the underwriters, less a pro-rata portion of the funds paid to stockholders exercising their conversion option. The underwriters have agreed to forfeit any rights to, or claims against, such proceeds if we do not complete a business combination within the time period described in this prospectus.

(2)

The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.

(3)

The offering expenses are estimated at $550,000.

Upon consummation of our initial business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters’ non-accountable expense allowance held in the trust account and any accrued interest thereon. In the event that we are unable to consummate a business combination and the trustee is required to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights to or claims against these proceeds and any accrued interest thereon; and (ii) these proceeds will be distributed on a pro-rata basis among the public shareholders along with any accrued interest thereon.

Over-Allotment Option

We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,500,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Purchase Option

We have agreed to sell to Ferris, Baker Watts, Incorporated, for $100, an option to purchase up to a total of 500,000 units (5% of the units sold in the offering, excluding any units sold to cover over-allotments, if any). The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the units have an exercise price of $6.25 (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $7.50 per unit (125% of the price of the units sold in the offering) commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The purchase option and the 500,000 units, the 500,000 shares of common stock and the 1,000,000 warrants underlying such units, and the 1,000,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Accordingly, the option may not be sold during the offering or sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the purchase option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners.

Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the purchase option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of 1933 of the securities directly and indirectly issuable upon exercise of the purchase option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the purchase option will not be adjusted for issuances of common stock at a price below its exercise price.

The sale of the option will be accounted for as an equity transaction. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1,367,000 using an expected life of five years, volatility of 53.7% and a risk-free interest rate of 4.83%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. In order to estimate the value of the option, we considered the average volatility of a basket of companies with similar capitalization sizes that trade in the U.S. We believe this is a reasonable benchmark to use in estimating the expected volatility for our common stock. Using a higher volatility would have had the effect of increasing the impli ed value of the option.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•

Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed a specified maximum as set forth in Regulation M, which requires generally, among other things, that no stabilizing bid will be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•

Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•

Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The Restricted Period under Regulation M for this offering will have ended when (i) all of the units have been sold, (ii) there are no more selling efforts, (iii) there is no more stabilization, and (iv) the over-allotment option has been exercised or has expired.

Pricing of the Offering

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•

the history and prospects of companies whose principal business is the acquisition of other companies;

•

prior offerings of those companies;

•

our prospects for acquiring an operating business at attractive values;

•

our capital structure;

•

an assessment of our management and their experience in identifying operating companies;

•

general conditions of the securities markets at the time of the offering; and

•

other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Our units are not publicly traded. Accordingly, there is no current active trading market for our units. Consequently, we cannot assure or guarantee that an active trading market for our units will develop or that, if developed, will continue. An active and orderly trading market will depend on the existence, and individual decisions, of willing buyers and sellers at any given time. We will not have any control over these factors. If an active trading market does not develop or is sporadic, this may hurt the market value of our units and make it difficult to buy or sell units on short notice. We cannot assure you that if you purchase units in the offering you will later be able to sell it at or above the purchase price.

Other Terms

We have granted Ferris, Baker Watts, Incorporated for a period of two years from the later of our consummation of a business combination or one year after the effective date of the registration statement, the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of our board of directors. Each such representative will be required to sign a customary confidentiality agreement. We agree to give Ferris, Baker Watts, Incorporated written notice of each such meeting and to provide Ferris, Baker Watts, Incorporated with such items as are provided to the other directors.

Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. We do not currently have any preliminary agreements or understandings between any of the underwriters and any potential targets. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, but if we do, we may pay the underwriters a finder’s fee that would be determined at that time in an arm’s length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid prior to the one year anniversary of the date of this prospectus.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in this respect.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions of our Articles of Incorporation and our By-laws, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Listing of Units, Shares of Common Stock, and Warrants

We have applied to have the Units, shares of Common Stock, and Warrants listed on the American Stock Exchange under the following symbols:

Units:  “XFC.U”

Common Stock: “XFC”

Warrants: “XFC.WS”

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Davies Ward Phillips & Vineberg LLP, New York, New York. Gersten Savage LLP is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Malone & Bailey, PC, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Malone & Bailey, PC are included in reliance upon their report given upon the authority of Malone & Bailey, PC as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549 The public may obtain information about the operation of the public reference room by calling the SEC at 800-SEC-0330. In addition, the SEC maintains a Web site at http://www.sec ..gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Crossfire Capital Corporation
(A Development Stage Company)
New York, New York

We have audited the accompanying balance sheet of Crossfire Capital Corporation (a development stage company) as of April 7, 2006, and the related statements of expenses, stockholders’ equity and cash flows for the period from March 31, 2006 (inception) to April 7, 2006. These financial statements are the responsibility of Crossfire Capital Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crossfire Capital Corporation as of April 7, 2006, and the results of its operations and its cash flows for the period from March 31, 2006 (inception) to April 7, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Malone & Bailey, PC

Malone & Bailey, PC
Houston, Texas
www.malone-bailey.com

April 10, 2006

CROSSFIRE CAPITAL CORPORATION

(A Development Stage Company)

BALANCE SHEET
As of April 7, 2006

ASSETS
Cash	$200,000
Deferred offering costs	42,000
Total Assets	$242,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$42,624
Advances from officer	175,000
Total Liabilities	217,624

Stockholders’ equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, none issued and outstanding
Common stock, $0.0001 par value, 100,000,000 shares authorized, 2,500,000 shares issued and outstanding	250
Paid-in capital	24,750
Deficit accumulated during the development stage	(624)
Total Stockholders’ Equity	24,376

Total Liabilities and Stockholders’ Equity	$242,000

See summary of significant accounting policies and notes to financial statements.

CROSSFIRE CAPITAL CORPORATION
(A Development Stage Company)

STATEMENT OF EXPENSES
Period from March 31, 2006 (Inception) to April 7, 2006

Operating Expenses:
General & administrative	$600
Interest expense	24
Net Loss	$(624)
Loss per share — basic and fully diluted	$(0.00)
Weighted average number of common shares outstanding — basis and fully diluted	2,500,000

See summary of significant accounting policies and notes to financial statements.

CROSSFIRE CAPITAL CORPORATION
(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
Period from March 31, 2006 (Inception) to April 7, 2006

	Common Stock		Additional Paid-In Capital	Deficit During the Accumulated Development Stage	Total
	Shares	Amount

Stock issued for cash	2,500,000	$250	$24,750		$25,000
Net loss				$(624)	(624)
Balance at April 7, 2006	2,500,000	$250	$24,750	$(624)	$24,376

See summary of significant accounting policies and notes to financial statements.

CROSSFIRE CAPITAL CORPORATION
(A Development Stage Company)

STATEMENT OF CASH FLOWS
Period from March 31, 2006 (Inception) to April 7, 2006

Cash flows from operating activities
Net loss	$(624)
Adjustments to reconcile net loss to cash flows from operating activities:
Change in accounts payable and accrued liabilities	624
Net cash used in operating activities	—

Cash flows from financing activities
Proceeds from sale of stock	25,000
Proceeds from advances from officer	175,000
Net cash provided by financing activities	200,000

Net change in cash	200,000
Cash at beginning of period	—
Cash at end of period	$200,000

Supplemental disclosures
Cash paid for interest	$—
Cash paid for income taxes	$—
Non-cash transactions — accrued offering costs	$42,000

See summary of significant accounting policies and notes to financial statements.

CROSSFIRE CAPITAL CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 1 — Summary of Significant Accounting Policies

Nature of business

Crossfire Capital Corporation (also hereinafter referred to as “Crossfire” or the “Company”) was incorporated in Delaware on March 31, 2006 for the purpose of acquiring an operating business. Crossfire’s year end is December 31.

Development stage company

Crossfire has had no operations since inception and is a development stage company.

Use of estimates

In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the income statement. Actual results could differ from those estimates.

Income taxes

Crossfire recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Crossfire provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Basic and diluted net loss per share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding.

Recently issued accounting pronouncements

Crossfire does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 2 — Deferred Offering Costs

Certain costs associated with the proposed initial public offering are being deferred until such time the offering is effective or it is aborted. When effective, the deferred offering costs will be charged to equity against the proceeds raised. Deferred offering costs as of April 7, 2006 totaled $42,000.

Note 3 — Advances from Officer

On April 7, 2006, Crossfire received an aggregate of $175,000 as advances for expenses from an officer. This advance bears annual interest at 5% and is to be repaid from the proceeds of the Company’s initial public offering.

Note 4 — Equity

At inception, Crossfire issued 2,500,000 shares of common stock for $25,000 in cash.

Note 5 — Income Taxes

Crossfire uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for

CROSSFIRE CAPITAL CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 5 — Income Taxes – (continued)

financial and income tax reporting purposes. During the period from March 31, 2006 (inception) to April 7, 2006, Crossfire incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry forward has been fully reserved. The net operating loss carry forward is $624 at April 7, 2006, and will expire in the year 2026.

At April 7, 2006, deferred tax assets consisted of the following:

Net operating losses	$212
Less: valuation allowance	(212)
Net deferred tax asset	$—

Note 6 — Related Party Transaction

Crossfire has agreed to pay FL Administration Inc., a related party and privately-held company owned by Marev Holdings, Inc., which is owned by Crossfire’s chief executive officer and certain trusts for the benefit of his family, an administrative fee of $7,500 per month for general and administrative services including office space, utilities and secretarial support from the effective date of the proposed initial public offering through the acquisition date of a target business.

Note 7 — Proposed Initial Public Offering

In connection with the proposed initial public offering, the Company has committed to pay to the underwriters a fee equal to 5% of the gross offering proceeds upon the consummation of the proposed initial public offering. The underwriters have agreed to defer approximately $1,350,000 attributable to their underwriting fees and expenses non-accountable expense allowance (equal to 2.25% of the gross proceeds of the initial public offering) until the consummation of a business combination. Upon the consummation of a business combination, we will pay such deferred non-accountable expense allowance to the underwriters out of the proceeds of this offering held in trust.

Crossfire’s proposed initial public offering offers for public sale up to 10,000,000 units. Each unit consists of one share of common stock and two redeemable common stock purchase warrants. Approximately 90 days after the effective date or earlier, at the discretion of the representative of the underwriters, the warrants will separate from the units and begin to trade.

After separation, each warrant will entitle the holder to purchase one share of common stock at an exercise price of $5.00. The warrants have a life of five years after which they will expire. Crossfire has a right to redeem the warrants at $0.01 per warrant, provided the common stock has traded at a closing price of at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If Crossfire redeems the warrants, the holder will either have to exercise the warrants by purchasing the common stock from Crossfire for $5.00 or sell the warrants, or the warrants will expire.

In addition, Crossfire has agreed to sell to Ferris Baker, Watts, Inc. for $100, an option to purchase up to a total of 500,000 units. This option will be issued upon closing of the proposed initial public offering. The units that would be issued upon exercise of this option are identical to those offered by this prospectus, except that each of the warrants underlying this option entitles the holder to purchase one share of our common stock at a price of $6.25. This option is exercisable at $7.50 per unit commencing on the later of one year from the effective date or the consummation of a business combination and may be exercised on a cashless basis. The option will have a life of five years from the effective date.

The sale of the option will be accounted for as an equity transaction. Accordingly, there will be no net impact on Crossfire’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. Crossfire has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale

CROSSFIRE CAPITAL CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 7 — Proposed Initial Public Offering – (continued)

would be approximately $1,367,000 using an expected life of five years, volatility of 53.7% and a risk-free interest rate of 4.83%.

The volatility calculation of 53.7% is based on the average volatility of a basket of companies with similar capitalization sizes that trade in the United States. Because Crossfire does not have a trading history, Crossfire needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. Crossfire’s management believes that this volatility is a reasonable benchmark to use in estimating the expected volatility for Crossfire’s common stock. Utilizing a higher volatility would have had the effect of increasing the implied value of the option.

Until                       , 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

		$60,000,000 Crossfire Capital Corporation 10,000,000 Units
______________		______________ PROSPECTUS ______________
	Page
Prospectus Summary	1
Summary Financial Data	8
Risk Factors	9
Forward-Looking Statements	20
Use of Proceeds	21
Dilution	24
Dividend Policy	25	Ferris, Baker Watts Incorporated Ladenburg Thalmann & Co. Inc.
Capitalization	25
Management’s Discussion and Analysis of Financial Condition and Results of Operations	26
Proposed Business	28
Management	37
Principal Stockholders	40
Certain Relationships and Related Transactions	42
Description of Securities	44
Underwriting	49
Legal Matters	53
Experts	53
Where You Can Find Additional Information	53
Index to Financial Statements	F-1	, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$3,000	(1)
SEC Registration Fee	$21,967
NASD filing fee	$21,030
AMEX Listing Fee	$85,000
Accounting fees and expenses	$35,000
Printing and engraving expenses	$80,000
Director & Officer liability insurance premiums	$50,000	(2)
Legal fees and expenses	$247,000
Miscellaneous	$7,003	(3)
Total	$550,000

——————

(1)

In addition to the initial acceptance fee that is charged by American Stock Transfer and Trust Company, as trustee, the registrant will be required to pay to American Stock Transfer and Trust Company $1,000 per month for acting as transfer agent of the registrant’s common stock and warrant agent for the registrant’s warrants and $3,000 for acting as escrow agent.

(2)

This amount represents the approximate amount of Director and Officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3)

This amount represents additional expenses that may be incurred by the registrant in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our certificate of incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any cr iminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities A ct and will be governed by the final adjudication of such issue.

Article Eighth of our Certificate of Incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Purchaser	Security Purchased	Amount	Date	Purchase Price Per Share

The Martin Oliner 2000 Family Trust	Common Stock	2,250,000	April 1, 2006	$.01
Peter Mattingly	Common Stock	62,500	April 1, 2006	$.01
Ian Chapman	Common Stock	62,500	April 1, 2006	$.01
Stephen Hubbard	Common Stock	62,500	April 1, 2006	$.01
James Patton	Common Stock	62,500	April 1, 2006	$.01

Such shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals who were accredited investors, as defined in Rule 501 under the Securities Act. No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Form of Underwriting Agreement. **
1.2	Form of Selected Dealers Agreement. **
3.1	Certificate of Incorporation.**
3.2	Bylaws.**
4.1	Specimen Common Stock Certificate. **
4.2	Specimen Warrant Certificate (included as Exhibit A to Exhibit 4.3).**
4.3	Form of Warrant Agreement between American Stock Transfer and Trust Company and the Registrant.**
5.1	Opinion of Davies Ward Phillips & Vineberg LLP. **
10.1	Form of Letter Agreement among the Registrant, Ferris, Baker Watts, Incorporated, and the sole officers, directors and stockholders of the Registrant.**
10.2	Form of Investment Management Trust Agreement between American Stock Transfer and Trust Company and the Registrant.**
10.3	Form of Stock Escrow Agreement between the Registrant, American Stock Transfer and Trust Company and the existing stockholders.**
10.4	Form of Administrative Services Letter Agreement between FL Administration Inc. and the Registrant.**
10.5	Promissory Note issued to Martin Oliner.**
10.6	Form of Promissory Note to be issued to Martin Oliner for working capital.**
10.7	Form of Registration Rights Agreement among the Registrant and the existing securityholders. **
10.9	Form of Unit Purchase Option. **
23.1	Consent of Malone & Bailey PC.
23.2	Consent of Davies Ward Phillips & Vineberg LLP (included in Exhibit 5.1). **
24	Power of Attorney (included on signature page of this Registration Statement).**
99.1	Audit Committee Charter. **
99.2	Code of Ethics. **

——————

**

Previously filed.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction t he question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused Amendment No. 2 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 25th day of May, 2006.

Crossfire Capital Corporation

By:	/s/ Martin Oliner
Martin Oliner
Title: President

Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Martin Oliner	President; Director	May 25, 2006
Martin Oliner	(Principal Executive Officer)
(Principal Financial and Accounting Officer)

/s/ Peter W. Mattingly*	Director	May 25, 2006
Peter W. Mattingly

/s/ Ian R.D. Chapman*	Director	May 25, 2006
Ian R.D. Chapman

/s/ Stephen L. Hubbard*	Director	May 25, 2006
Stephen L. Hubbard

/s/ James L. Patton*	Director	May 25, 2006
James L. Patton

*By Martin S. Oliner, attorney-in-fact, pursuant to the Power of Attorney filed as Exhibit 24 to the Registration Statement on Form S-1 for Crossfire Capital Corporation filed on April 21, 2006.